UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Element Solutions Inc
(Name of Registrant as Specified In Its Charter)

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500 East Broward Boulevard, Suite 1860 Fort Lauderdale, Florida 33394

April 29, 2020

Dear Fellow Stockholder:
I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Element Solutions Inc which will be held on June 16, 2020 at 11:00 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139.* A notice of the meeting and proxy statement containing information about the matters to be acted upon are attached to this letter. Our Board of Directors and management hope that you will be able to attend the meeting.
Whether or not you are able to attend the 2020 Annual Meeting in person, it is important that your shares be represented, regardless of the number of shares you hold. You may vote by proxy via the Internet or telephone or, if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying proxy statement.
On behalf of our Board of Directors and management, thank you for your continued support.

Sincerely,

Benjamin Gliklich
Chief Executive Officer

* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, we might hold the 2020 Annual Meeting by means of remote communication (i.e., a virtual-only meeting). If we determine to hold the meeting in this manner, we would announce this decision, and provide details on how to participate, as soon as practicable before the meeting. In that event, the 2020 Annual Meeting would be conducted solely virtually, on the above date and time.
i

500 East Broward Boulevard, Suite 1860 Fort Lauderdale, Florida 33394

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	June 16, 2020 at 11:00 a.m. (Eastern Time)

Place	Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139

Items to be Voted on	●	Elect eight directors named in this proxy statement (the "Proxy Statement") for the coming year
	●	Approve, by non-binding vote, the named executive officer compensation described in this Proxy Statement ("say-on-pay" vote)
	●	Ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020
	●	Any other business that properly comes before the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting")

The above matters are fully described in this Proxy Statement. We have not received notice of any other matters that may be properly presented at the 2020 Annual Meeting.

Record Date	Only stockholders of record as of the close of business on April 20, 2020 may vote at the 2020 Annual Meeting.

Important Notice Relating to the Location of the Meeting	Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, we might hold the 2020 Annual Meeting by means of remote communication (i.e., a virtual-only meeting). If we determine to hold the meeting in this manner, we would announce this decision, and provide details on how to participate, as soon as practicable before the meeting. In that event, the 2020 Annual Meeting would be conducted solely virtually, on the above date and time.

By Order of the Board of Directors,

John E. Capps
Executive Vice President - General Counsel & Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting to be held on June 16, 2020: This Proxy Statement, our annual report to stockholders for the year ended December 31, 2019 (the "2019 Annual Report") and the accompanying proxy card are available at www.proxyvote.com.
We are making this Notice of Annual Meeting of Stockholders, the Proxy Statement and the form of proxy first available on or about April 29, 2020.
ii

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements that can be identified by words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential," "target," and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the Company's performance in terms of adjusted EBITDA, adjusted organic EBITDA compound annual growth rate, adjusted earnings per share ("EPS") and free cash flow; meeting financial and/or strategic long-term goals; expected key drivers of performance; outlook for the Company's markets and the demand for its products; the effects of global economic conditions on the Company's business and financial condition; general views about future operating results; risk management program; business and management strategies; and other factors that could affect the Company's future financial position or results of operations, including, without limitation, statements made in the "COMPENSATION DISCUSSION AND ANALYSIS" section included in this Proxy Statement.
These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors, which include, among others, the duration and spread of the coronavirus (COVID-19) pandemic; new information concerning its transmission and severity; actions taken or that might be taken by governments, businesses or individuals to contain or reduce its repercussions and mitigate its economic implications; the Company's ability to realize the expected benefits from its cost containment and cost savings measures; business and management strategies; debt and debt leverage ratio; expected returns to stockholders; changes in the Company’s credit ratings and the value of its common stock; the impact of acquisitions, divestitures, restructurings, impairments, refinancings and other unusual items, including the Company's ability to raise and/or retire new debt and/or equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives; and other risks and factors described or referenced in Part I — Item 1A of the 2019 Annual Report.
Any forward-looking statement included in this Proxy Statement is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Please consult any further disclosures we make on related subjects in the Company’s filings with the Securities and Exchange Commission (the "SEC").

iii

500 East Broward Boulevard, Suite 1860 Fort Lauderdale, Florida 33394

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2020
The Board of Directors (the "Board of Directors" or the "Board") of Element Solutions Inc, a Delaware corporation ("Element Solutions," the "Company," "our," "we" or "us") is soliciting your proxy to vote at the 2020 Annual Meeting. In accordance with the SEC rules, we are providing access to our proxy materials to our stockholders over the Internet, rather than in paper form, which reduces the environmental impact of the 2020 Annual Meeting and its related costs.
Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") will be mailed to you on or about April 29, 2020. Stockholders of record may access the proxy materials on www.proxyvote.com or request a printed set of the proxy materials by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request to receive future proxy materials by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a more timely manner, will save the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.
If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us. Instead, your broker, bank or other nominee will forward to you their own notice with instructions on accessing the proxy materials relating to the 2020 Annual Meeting and how to vote your shares, as well as other options that may be available to you for receiving the proxy materials.

INFORMATION ABOUT THE MEETING AND VOTING
Q: When and where is the 2020 Annual Meeting?
A: We expect to hold the 2020 Annual Meeting on June 16, 2020 at at 11:00 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach hotel located at 101 Ocean Drive, Miami Beach, Florida 33139. However, due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, we might hold the 2020 Annual Meeting by means of remote communication (i.e., a virtual-only meeting). If we determine to hold the meeting in this manner, we would announce this decision, and provide details on how to participate, as soon as practicable before the meeting. In that event, the 2020 Annual Meeting would be conducted solely virtually, on the above date and time. A virtual meeting will have no impact on your ability to provide your proxy by using the Internet or telephone or by completing, signing, dating and mailing your proxy card, as explained in this Proxy Statement. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Q:  Why am I receiving these materials?
A: You are receiving these materials because you were an Element Solutions stockholder as of the close of business on April 20, 2020, the Record Date. These materials provide notice of the 2020 Annual Meeting, describe the proposals presented for stockholder action and include information required to be disclosed to stockholders. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the solicitation by the Board of Directors of proxies to be voted at the 2020 Annual Meeting, or at any adjournments or postponements of this meeting.
Q:  What is included in these materials?
A: The proxy materials include:
•the Notice of Annual Meeting of Stockholders;
•this Proxy Statement; and
•the 2019 Annual Report.
If you requested printed versions by mail, these materials also include a proxy card or voting instruction form for the 2020 Annual Meeting.
Q:     How do I obtain electronic access to the proxy materials?
A: The Notice of Internet Availability provides you with instructions regarding how to use the Internet to view the proxy materials for the 2020 Annual Meeting. This Proxy Statement and the 2019 Annual Report are available on the following website: www.proxyvote.com. If you hold your shares in "street name," you may be able to elect to receive future proxy statements and annual reports electronically. For information regarding electronic delivery you should contact your broker, bank or other nominee. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder.
Q: What constitutes a quorum and why is a quorum required?
A: We are required to have a quorum of stockholders present for all items of business to be voted at the 2020 Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the Company's shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the 2020 Annual Meeting. Proxies received but marked as abstentions, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the 2020 Annual Meeting for quorum purposes. If we do not have a quorum, then the person presiding over the 2020 Annual Meeting or the stockholders present at the 2020 Annual Meeting may, by a majority of voting power thereof, adjourn the meeting, as authorized by the Company's amended and restated by-laws (the "Amended and Restated By-Laws"), until a quorum is present.
Q: Who is entitled to vote at the 2020 Annual Meeting?
A: You may vote all of the shares of common stock that you owned as of the Record Date, which is the close of business on April 20, 2020. You may cast one vote for each share of common stock held by you on the Record Date on all items of business presented at the 2020 Annual Meeting. These shares include shares that are:
•held directly in your name as the stockholder of record; and/or
•held for you as the beneficial owner through a broker, bank or other nominee.
On April 20, 2020, Element Solutions had 248,752,742 shares of common stock outstanding.

Q: What is the difference between a stockholder of record and a beneficial owner?
A: Stockholder of Record: If your shares of common stock are registered directly in your name with Computershare, the Company's transfer agent, you are considered, with respect to those shares, the "stockholder of record" and the Notice of Internet Availability was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Element Solutions or to vote in person at the 2020 Annual Meeting.
Beneficial Owner: If your shares of common stock are held by a broker, bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" and the Notice of Internet Availability was forwarded to you by that nominee. As the beneficial owner, you have the right to direct your nominee how to vote your shares, and are also invited to attend the 2020 Annual Meeting.
If you hold shares both as a stockholder of record and in "street name," you must vote separately both set of shares.
Q: How do I vote?
A: Stockholder of Record: If you are a stockholder of record, there are four ways to vote:
•In person. You may vote in person at the 2020 Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the Record Date.
•Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability.
•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Beneficial Owner: If you are a beneficial owner of shares held in "street name," there are four ways to vote:
•In person. You must obtain a "legal proxy" from the broker, bank or other nominee that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in "street name" at the 2020 Annual Meeting. Please contact your nominee for instructions regarding how to obtain a legal proxy.
You must bring a copy of the legal proxy to the 2020 Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your vote to be counted, you must submit both the copy of the legal proxy and your completed ballot.
•Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability. The availability of Internet voting may depend on the voting process of the organization that holds your shares.
•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and you may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.
If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m. (Eastern Time) on June 15, 2020 for shares held directly and by 11:59 p.m. (Eastern Time) on June 12, 2020 for shares held by a broker, bank or other nominee. Even if you plan to attend the 2020 Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.
Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Stockholders voting via the Internet and by telephone should understand there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders.
If we determine that it is necessary or appropriate to hold a virtual annual meeting due to developments regarding COVID-19, you or your proxy holders would need to log into a virtual meeting website in order to attend the virtual annual meeting. Further information about the virtual annual meeting, the URL address of the virtual meeting website, how to attend and how to demonstrate your ownership of our common stock as of the Record Date for the 2020 Annual Meeting would be announced and instructions provided in advance of the meeting.
Q: What if I lose the Notice of Internet Availability or other communication from my broker, bank or other nominee containing my control number prior to voting?
A: If you are a stockholder of record, you may obtain another Notice of Internet Availability containing your control number by writing to the Company's Secretary at Element Solutions Inc, 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394, or calling our Investor Relations team at (501) 406-8465. If your shares of common stock are held in "street name" through a broker, bank or other nominee, you must contact that nominee and request to obtain another notice from them.
Q: What proposals will be voted on at the 2020 Annual Meeting?
A: There are three proposals scheduled to be voted on at the 2020 Annual Meeting:
•Proposal 1 - Election of eight directors specifically named in this Proxy Statement, each of them for a term of one year until the Company's 2021 annual meeting of stockholders or until their successors are elected and qualified;
•Proposal 2 - Approval, on an advisory basis, of the compensation paid by Element Solutions to its Named Executive Officers (as defined in "COMPENSATION DISCUSSION AND ANALYSIS"), as such information is disclosed in the Compensation Discussion and Analysis section, the executive compensation tables and the accompanying narrative disclosure beginning on page 27 of this Proxy Statement ("say-on-pay vote"); and
•Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Element Solutions for 2020.
We will also consider other proposals that properly come before the 2020 Annual Meeting in accordance with the procedures set forth in the Company's Amended and Restated By-Laws.

Q:  What is the Board of Directors’ voting recommendation for each proposal?
A: The Company's Board of Directors unanimously recommends that you vote:
•Proposal 1 - "FOR" each of the director nominees named in this Proxy Statement;
•Proposal 2 - "FOR" the approval of the compensation of the Named Executive Officers; and
•Proposal 3 - "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP for 2020.
Q: What happens if additional matters are presented at the meeting?
A:  The Company's Amended and Restated By-Laws provide that items of business may be brought before the 2020 Annual Meeting only (i) pursuant to the Notice of Annual Meeting of Stockholders (or any supplement thereto) included in this Proxy Statement, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of the Company who was a stockholder at the time proper notice of such business is delivered to the Company's Secretary in accordance with the procedures set forth in the Company's Amended and Restated By-Laws. Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2020 Annual Meeting as of the date of this Proxy Statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 Annual Meeting in accordance with the laws of the State of Delaware governing corporations ("Delaware General Corporation Law") and/or the Company's Amended and Restated By-Laws.
Q:    Is my vote confidential?
A: Yes. Element Solutions encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Element Solutions has designated Broadridge Investor Communication Solutions, Inc. ("Broadridge") to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to Element Solutions or any of its officers or employees, except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you, or (iii) Element Solutions concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to Element Solutions from time to time and preliminary voting results will be publicly announced at the 2020 Annual Meeting.
Q: How many votes are needed to approve each proposal?
A: The table below sets forth the vote required for approval of each proposal described in this Proxy Statement, assuming a quorum is present:

Vote Required
Proposal 1 - Election of directors	Majority of votes cast
Proposal 2 - Say-on-Pay	Majority of votes cast
Proposal 3 - Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	Majority of votes cast
Q: If I am an employee holding shares pursuant to the Company's Employee Stock Purchase Plan, how will my shares be voted?
A: Employees holding shares of common stock of the Company acquired through our employee stock purchase plan will receive an email including voting instructions or a voting instruction card from

Broadridge covering all shares credited to their share account held under Schwab Stock Plan Services at Charles Schwab, the plan record keeper, as of the Record Date. The email or voting instruction cards may have an earlier return date than proxy cards.
Q: How do I vote my shares held in a Charles Schwab brokerage account and/or through the Company's Employee Savings and 401(k) Plan?
A: Employees holding shares of common stock of the Company in a brokerage account held by Charles Schwab or shares acquired through the Company's 401(k) plan will be able to vote any shares included in their accounts as of the Record Date in accordance with the voting instructions that will be provided by the Schwab Stock Plan Services at Charles Schwab, the bank nominee where such brokerage accounts were opened.
Q: What happens if I do not give specific voting instructions?
A: Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the 2020 Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owner. If you are a beneficial owner of shares held in "street name" and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on "routine matters" but cannot vote on "non-routine matters." If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we strongly encourage you to give voting instructions to your nominee. Shares represented by such broker non-votes will be counted in determining whether there is a quorum.
Q: Which proposals are considered "routine" or "non-routine"?
A: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 (Proposal 3) is a matter considered "routine" under applicable rules. A broker, bank or other nominee may generally vote on routine matters, which means that it can exercise discretion and vote your shares absent your instructions. Therefore no broker non-votes are expected to exist in connection with Proposal 3.
The election of directors (Proposal 1) and the approval, on an advisory basis, of the compensation of the Named Executive Officers (Proposal 2) are matters considered "non-routine" under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.
Q: What is the impact of broker non-votes and abstentions on the proposals being presented at the meeting?
A: The table below sets forth the impact of a broker non-vote and an abstention with respect to each proposal described in this Proxy Statement, assuming a quorum is present:

	Broker Non-Vote	Abstention
Proposal 1 - Election of directors	No Impact	No Impact
Proposal 2 - Say-on-Pay	No Impact	No Impact
Proposal 3 - Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	N/A	No Impact

Q: Can I change my vote after I have delivered my proxy card?
A: Yes. You may revoke your proxy card at any time before its exercise by (i) delivering to the Company's Secretary a revocation of proxy at the address indicated below, (ii) executing a new proxy bearing a later date, or (iii) voting in person at the 2020 Annual Meeting. If you are a beneficial owner, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the 2020 Annual Meeting.
Element Solutions Inc
Attn: Secretary
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, Florida 33394
United States
Q: Who can attend the 2020 Annual Meeting?
A: Only stockholders and our invited guests are invited to attend the 2020 Annual Meeting. To gain admittance, you must bring a form of personal identification to the 2020 Annual Meeting, where your name will be verified against our stockholder list. If a broker, bank or other nominee holds your shares and you plan to attend the 2020 Annual Meeting, you should bring a recent brokerage statement showing the ownership of your shares as of the Record Date, a letter from such broker, bank or nominee confirming such ownership and a form of personal identification.
Q: Am I entitled to dissenter’s rights?
A: No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the matters being voted on at the 2020 Annual Meeting.
Q:  What should I do if I receive more than one set of voting materials?
A: You may receive more than one set of voting materials, including multiple Notices of Internet Availability or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares in "street name." If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote the shares represented by each Notice of Internet Availability or voting instruction card you receive.
Q: What is householding?
A: For those stockholders who have elected to continue to receive printed copies of the proxy materials, the SEC permits delivery of a single annual report to stockholders and a single proxy statement to any household at which two or more stockholders reside, who are believed to be members of the same family. The procedure, referred to as "householding," reduces the volume of duplicate information stockholders receive and the related expenses to the Company. We have not implemented householding with respect to our stockholders of record; however, a number of brokerage firms have instituted householding, which may impact certain beneficial owners (i.e.,

"street name" stockholders). If your family has multiple accounts by which a broker holds your shares of common stock in "street name," you may have previously received a householding information notification from this broker. Please contact your broker directly if you have any questions, require additional copies of this Proxy Statement or our 2019 Annual Report, or wish to revoke your decision to household, and thereby receive multiple reports.
Q: Where can I find voting results of the 2020 Annual Meeting?
A: We will announce the preliminary voting results for the proposals voted upon at the 2020 Annual Meeting and disclose final detailed voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2020 Annual Meeting.
Q: Who should I call with other questions?
A: If you need assistance voting your shares, please contact our Investor Relations team at (561) 406-8465.
If you have additional questions about this Proxy Statement or the 2020 Annual Meeting or would like to receive additional copies of this Proxy Statement and/or the 2019 Annual Report, please contact:
Element Solutions Inc
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, Florida 33394
United States
Attention: Investor Relations
Telephone: (561) 406-8465

PROPOSAL 1 – ELECTION OF DIRECTORS
At the 2020 Annual Meeting, the eight director nominees named in this Proxy Statement are standing for re-election as directors of the Company for a term of one year ending at the time of the Company's 2021 annual meeting of stockholders or until their successors are duly elected and qualified. All of the director nominees were elected to their present terms as directors at the Company's 2019 annual meeting of stockholders.
According to the Company's Amended and Restated By-Laws, a majority of the votes cast at any meeting of stockholders at which a quorum is present is required for the election of directors, except in the case of a contested election. "A majority of the votes cast" means that the number of shares voted "For" a director nominee exceeds the votes cast "Against" such nominee. In the event of a contested election, directors shall be elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of shares voted "For" their election are elected.
Unless otherwise specified, all proxies will be voted "For" each of the eight nominees listed under "Board of Directors Nominees" below for election as directors of Element Solutions. If for any reason any of the nominees is unable to serve, or for good cause will not serve, the proxy holders named on the proxy card may exercise discretionary authority to vote for substitutes proposed by the Board.
Board of Directors Nominees
Our Nominating and Policies Committee recommended, and the Board nominated, Sir Martin E. Franklin, Benjamin Gliklich, Scot R. Benson, Ian G.H. Ashken, Christopher T. Fraser, Michael F. Goss, Nichelle Maynard-Elliott and E. Stanley O'Neal as director nominees for election at the 2020 Annual Meeting. Rakesh Sachdev has informed the Board of his decision not to seek reelection as a director and will retire from the Board at the expiration of his current term, as of the date of the 2020 Annual Meeting. As a result of Mr. Sachdev's retirement, the Board has approved a reduction in the size of the Board from nine to eight directors, effective June 16, 2020. Mr. Benson has informed the Board of his intention to retire from the Company, effective June 15, 2020, but is standing for reelection as a director.
Biographies of the Board nominees are presented below, including information relating to senior leadership roles, qualifications and experience to serve on the Board. The Board believes that each of the director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and to contribute to the success of Element Solutions. These directors were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with the Company's image and reputation, has the ability to exercise sound business judgment and is able to dedicate sufficient time to fulfilling his or her obligations as a director. As a group, these directors and their respective experiences, skills and qualities are highly complementary, so that collectively the Board operates in an effective, collegial and responsive manner. Based on information provided by each director nominee concerning his or her background, employment and affiliations, the Board has determined that each of them, other than Sir Franklin and Messrs. Gliklich and Benson, is an "independent director" as defined under the applicable rules and regulations of the SEC and the NYSE corporate governance listing standards. In evaluating such independence, the Board specifically considered, among other things, their present and past employment as well as other direct or indirect affiliations or relationships with the Company.
Each of the director nominees has consented to being named in this Proxy Statement and to serve as a director if elected. There is no arrangement or understanding pursuant to which any of the the director nominees was selected and there is no family relationship between any of them and any of the Company's officers or directors.
Vote Required
Approval of the election of each director nominee requires the affirmative vote of a majority of the votes cast. This means that any director nominee who receives a greater number of votes "For" than votes "Against" his or her election will be elected to the Board.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE

Sir Martin Ellis Franklin, KGCN

Sir Martin Ellis Franklin, KGCN, our founder and a director of the Company since April 2013, was appointed as Executive Chairman of the Board in January 2019 after having served as Chairman of the Board since October 2013. Sir Franklin is the Founder and CEO of Mariposa Capital LLC, a Miami-based family investment firm focused on long-term value creation across various industries, and Chairman and controlling shareholder of Royal Oak Enterprises, LLC. Sir Franklin is also co-founder and co-Chairman of Nomad Foods Limited, co-Chairman of APi Group Corporation (f/k/a J2 Acquisition Limited), and serves as principal and executive officer of a number of private investment entities and charities. Sir Franklin was the founder and Chairman of Jarden Corporation ("Jarden") from 2001 until April 2016, when Jarden merged with Newell Brands Inc. ("Newell"). Sir Franklin was appointed to Jarden's board of directors in June 2001 and served as Jarden's Chairman and Chief Executive Officer from September 2001 until June 2011, at which time he was appointed as Executive Chairman. Prior to founding Jarden in 2001, Sir Franklin served as the Chairman and/or Chief Executive Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. In the last five years, Sir Franklin also served on Newell's board from April 2016 to January 2018 and Restaurant Brands International Inc. board from December 2014 to October 2019. Sir Franklin graduated from the University of Pennsylvania.
Qualifications:
CEO experience
M&A experience
International experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
APi Group Corporation
Nomad Foods Limited

Age: 55
Director since: 2013
Executive Chairman of the Board

Benjamin Gliklich

Benjamin Gliklich was appointed as Chief Executive Officer of the Company and a member of the Board in January 2019 after having served as Executive Vice President - Operations and Strategy of the Company since April 2016. Prior to this appointment, Mr. Gliklich served as the Company's Chief Operating Officer from October 2015 to April 2016 and as Vice President - Corporate Development, Finance and Investor Relations from January to October 2015. Mr. Gliklich joined the Company as Director of Corporate Development in May 2014. Prior to joining the Company, Mr. Gliklich worked for General Atlantic, a global growth-oriented private equity firm, and Goldman Sachs & Co. Mr. Gliklich holds an A.B. Cum Laude from Princeton University and an MBA with distinction from Columbia Business School.	Qualifications:
M&A experience
Management experience
Operations experience
Committee Memberships:
None
Other Public Company Boards:
None
Age: 35
Director since: 2019
CEO of the Company

Scot R. Benson

Scot R. Benson has served as a director of the Company since April 2019. Currently, Mr. Benson is President and Chief Operating Officer of Element Solutions. Prior to being promoted to this role in January 2019, Mr. Benson served as President of the Company's former Performance Solutions segment from 2015 to January 2019 where he led the integration of the former Alent plc businesses and the former OM Group, Inc.’s Electronic Chemicals and Photomasks businesses with MacDermid, Incorporated ("MacDermid"). Mr. Benson joined MacDermid in 1999 which was acquired by the Company in October 2013. His previous positions at MacDermid included President of MacDermid Advanced Surface Finishes and Graphics Solutions from January 2013 until February 2015. Mr. Benson also served as President of MacDermid Graphics Solutions from 2010 to 2013. Mr. Benson attended the University of Wisconsin - Stevens Point.	Qualifications:
President experience
Management experience
Operations experience
M&A experience
Committee Memberships:
None
Other Public Company Boards:
None
Age: 58
Director since: 2019
President & COO of the Company

Ian G.H. Ashken

Ian G.H. Ashken has served as a director of the Company since October 2013. Currently, Mr. Ashken is also serving on the boards of directors of Nomad Foods Limited and APi Group Corporation (f/k/a J2 Acquisition Limited), and is a director or trustee of a number of private companies and charitable institutions. Mr. Ashken was the co-founder and Vice Chairman of Jarden from 2001 until April 2016, and President of Jarden from June 2014 until April 2016 when Jarden merged with Newell. Mr. Ashken was also a member of the Jarden board from 2001 until April 2016 and served as Jarden's Chief Financial Officer until June 2014. Prior to Jarden, Mr. Ashken served as the Vice Chairman and/or Chief Financial Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. During the last five years, Mr. Ashken also served as a director of Newell from April 2016 until January 2018.
Qualifications:
President experience
CFO experience
Financial expert
M&A experience
Public company director experience
Committee Memberships:
Audit
Compensation
Nominating and Policies (Chairman)
Other Public Company Boards:
APi Group Corporation
Nomad Foods Limited
Age: 59
Director since: 2013
Independent

Christopher T. Fraser

Christopher T. Fraser has served as a director of the Company since April 2019. Mr. Fraser served as Chairman of the Board of KMG Chemicals Inc. ("KMG") from December 2012 to November 2018 and was a director of KMG from May 2008 to November 2018. He also served as Chief Executive Officer and President of KMG from September 2013 to November 2018 after serving as Chief Executive Officer and President of KMG on an interim basis from July 2013 to September 2013. From 2006 to 2009, Mr. Fraser was the President and Chief Executive Officer of Chemical Lime Company, a North American producer of calcium based (limestone), alkaline products with various industrial applications. Before joining Chemical Lime Company, Mr. Fraser was President and Chief Executive Officer of OCI Chemical Corporation, a wholly-owned subsidiary of DC Chemical Co. ("OCI") from 1996 to 2006. Prior to joining OCI, Mr. Fraser held various positions of responsibility in sales, marketing, business development, operations and general management. Mr. Fraser has been a director of Panhandle Oil and Gas Inc. (NYSE:PHX) since March 2019, and is a member of its Audit and Compensation committees. He is also a director of Smart Chemical Solutions, LLC, a private company. He has previously served as a director at OCI Company Ltd. from 2006 to 2008, ANSAC from 1994 to 2006 and Tangoe Inc. from 2002 to 2008, and was an Operating Partner of Advent International Corp. from 2011 to 2018 which he advised on transactions in the industrial sector. Mr. Fraser holds a Bachelor of Science in Chemistry and in Business Administration from the University of Connecticut, as well as a Master of Business Administration from Pepperdine University.	Qualifications:
CEO experience
Management experience
Industry experience
M&A experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
Panhandle Oil and Gas Inc.
Age: 62
Director since: 2019
Independent

Michael F. Goss

Michael F. Goss has served as a director of the Company since October 2013. Mr. Goss is currently Chief Financial Officer of Condé Nast. Prior to joining Condé Nast is January 2020, Mr. Goss was Executive Vice President and Chief Financial Officer of Sotheby's, Inc. from March 2016 to October 2019. Prior to Sotheby's, Mr. Goss served in various senior management capacities at Bain Capital, LLC ("Bain Capital") for 13 years until December 2013, beginning in 2001 as Managing Director and Chief Financial Officer and assuming the additional role of Chief Operating Officer in 2004. Prior to joining Bain Capital, Mr. Goss was Executive Vice President and Chief Financial Officer of Digitas Inc., a global Internet professional services firm, which he helped take public in March 2000. Prior to joining Digitas Inc., Mr. Goss was Executive Vice President and Chief Financial Officer, and a member of the board of directors of Playtex Products, Inc. Mr. Goss graduated from Kansas State University with a BS in economics and received an MBA with Distinction from Harvard Business School.	Qualifications:
CFO experience
Financial expert
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Audit (Chairman)
Nominating and Policies
Other Public Company Boards:
None
Age: 60
Director since: 2013
Independent Lead Director

Nichelle Maynard-Elliott

Nichelle Maynard-Elliott has served as a director of the Company since August 2018. Ms. Maynard-Elliott served as Executive Director, Mergers & Acquisitions for Praxair, Inc. ("Praxair") from 2011 to June 2019. Ms. Maynard-Elliott had joined Praxair in 2003 as Senior Counsel responsible for M&A and commercial transactions for Praxair’s U.S. packaged gases and healthcare businesses. Ms. Maynard-Elliott served as Assistant General Counsel of Praxair from 2007 to 2011 and transitioned to the role of Executive Director, M&A in 2011. She is admitted to practice in New York and Connecticut. Ms. Maynard-Elliott graduated from Brown University with a B.A. in Economics, and received her J.D. from Columbia University School of Law.	Qualifications:
M&A experience
Management experience
Operations experience
Committee Memberships:
Audit
Compensation
Other Public Company Boards:
None
Age: 51
Director since: 2018
Independent

E. Stanley O' Neal

E. Stanley O’Neal has served as a director of the Company since October 2013. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. ("Merrill Lynch") until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Currently, Mr. O’Neal is a board member of Clearway Energy, Inc. and a director and member of the Audit and Finance committees of Arconic Corp., an aluminum manufacturing company and the former parent company of Alcoa Inc. Prior to April 1, 2020, Mr. O'Neal was a director and member of the Audit and Finance Committees of Arconic Inc. Prior to the separation of Arconic Inc. and Alcoa Inc. in November 2016, Mr. O'Neal had served as a director of Alcoa Inc. from January 2008 and as a member of its Audit and Governance committee. Mr. O’Neal was also a director of General Motors Corporation from 2001 to 2006, and a director of American Beacon Advisors, Inc. (investment advisor registered with the SEC) from 2009 to September 2012. Mr. O’Neal graduated from Kettering University with a degree in industrial administration and received his MBA from Harvard Business School.	Qualifications:
CEO experience
CFO experience
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Compensation (Chairman)
Nominating and Policies
Other Public Company Boards:
Arconic Inc.
Clearway Energy, Inc.
Age: 68
Director since: 2013
Independent

Board Membership Criteria and Selection
The Company's Certificate of Incorporation, as amended, provides that our Board of Directors should consist of one or more members; such number to be determined from time to time by resolution of the Board. Directors serve for terms of one year expiring at the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified or until their earlier death, resignation or removal.
The Nominating and Policies Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Policies Committee is required, pursuant to its charter, to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who it believes would be most effective, in conjunction with the other Board directors, at serving the long-term interests of the Company's stockholders. In evaluating director nominees, the Nominating and Policies Committee is required to take into consideration the following attributes, which are desirable for Board members of the Company: leadership; integrity; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.
In addition, for each director nominee, the Nominating and Policies Committee considers potential contribution to the diversity of backgrounds, experience and competencies which the Board desires to have represented as well as diversity of ethnicity and gender, and the ability to devote sufficient time and effort to duties as a director.
Candidates Nominated by Stockholders
The Nominating and Policies Committee will also consider director nominees recommended by stockholders. Pursuant to the Company's Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Policies Committee for election at the Company's 2021 annual meeting of stockholders may do so by delivering written notice, no earlier than the close of business on February 16, 2021 and no later than the close of business on March 18, 2021, of such nominees’ names to Element Solutions Inc, 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394, Attention: Secretary.
Any stockholder of record or beneficial owner of shares of the Company's common stock proposing such a nomination must (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's 2021 annual meeting of stockholders, and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws. For further information, see "OTHER MATTERS - Proposals by Stockholders" in this Proxy Statement.
No candidates for director nominations were submitted by any stockholder in connection with the 2020 Annual Meeting.
CORPORATE GOVERNANCE
Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. The Board believes that these values are conducive to strong business performance and long-term stockholder value creation. Our governance framework summarized below gives our highly-experienced directors the structure necessary to provide the Company with sound and appropriate oversight, advice and counsel.

Annual Election of Directors	●	We have a fully non-classified Board with annual election of directors

Annual Board and Committee Self-Assessment Process	●	The Board annually assesses its performance through Board and Committee self evaluations
	●	The Nominating and Policies Committee leads the Board in considering Board competencies

100% Independent Board Committees	●	We have three Board committees: Audit; Compensation; and Nominating and Policies
	●	All Board committees are composed entirely of independent directors

Independent Lead Director	●	In February 2020, the Board elected Michael F. Goss, as independent Lead Director of the Board whose duties include leading regular executive sessions of the Board where independent directors meet without management

Leadership Structure	●	We separate the positions of CEO and Executive Chairman of the Board

Risk Oversight	●	The Board is responsible for risk oversight and oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks
	●	The Board committees and members of management also have responsibilities with respect to risk oversight

Open Communication	●	We encourage open communication and strong working relationships among our independent Lead Director, our Executive Chairman, our CEO and the other directors
	●	Our directors have access to management and employees

Accountability to Stockholders	●	We use majority voting in uncontested director elections
	●	Stockholders can contact our independent Lead Director, our Board or management through our website or by regular mail

Corporate Governance Guidelines
The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to the Company. The Board adopted a series of corporate governance guidelines, including the following policies:
Board of Directors Governance Principles and Code of Conduct
The Board of Directors Governance Principles and Code of Conduct (the "Directors Code of Conduct") applies to our directors and sets forth our governance principles relating to, among other things:
•director independence;
•director qualifications and responsibilities;
•mandatory retirement age for independent directors at 70;
•Board structure and meetings;
•management succession; and
•the performance evaluation of the Board and the Company's CEO.
In accordance with the NYSE corporate governance listing standards, the Directors Code of Conduct requires that the Board of Directors designate a non-executive lead director (the "Lead Director") to preside over non-executive sessions. Michael F. Goss has been designated as independent Lead Director. The Company’s non-management directors meet at least once per year in a non-executive session, at which Mr. Goss now presides, without the participation of management.
Business Conduct and Ethics Policy
Our Business Conduct and Ethics Policy (the "Ethics Policy") establishes the standards of ethical conduct applicable to all our directors, officers, employees, contractors and consultants. The Ethics Policy addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements, and the process for reporting violations of the Ethics Policy as well as employee misconduct and conflicts of interest.
Code of Ethics for Senior Financial Officers
Our Board also adopted a written Code of Ethics for Senior Financial Officers (the "Financial Officer Code of Ethics"), which is applicable to the CEO, CFO and Chief Accounting Officer of the Company (collectively, the "Financial Officers") in addition to the Ethics Policy. The Financial Officer Code of Ethics defines additional specific requirements, beyond the Ethics Policy, to which the Financial Officers are bound. The Financial Officer Code of Ethics is designed to promote honest and ethical conduct, confidentiality, proper disclosure in current and periodic reports of the Company filed with the SEC and compliance with applicable laws, rules and regulations.
Copies of these policies are publicly available in the Investors – Corporate Governance – Governance Documents section of our website at www.elementsolutionsinc.com. Any waiver of the Ethics Policy or Financial Officer Code of Ethics with respect to any Financial Officer may only be authorized by our Board and the Board's Audit Committee, respectively, and will be disclosed on our website as promptly as practicable, as may be required under applicable NYSE and SEC rules.
Role of the Board of Directors
The Company’s business and affairs are managed by our Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s stockholders.
The goal of the Board of Directors is to build long-term value for the Company’s stockholders. The Board establishes the Company’s overall corporate policies and acts as an advisor and counselor to senior management. The Board also oversees the Company’s business strategy and planning and evaluates the performance of the CEO and the senior leadership team in executing the Company’s business strategy, assessing and mitigating risks and managing the Company’s day-to-day operations.
Board Meetings
During 2019, the Board of Directors held a total of six meetings and acted by written consent four times. During 2019, each then director attended over 75% of the aggregate of (i) the total number of meetings of the Board during the period for which he was a director, and (ii) the total number of meetings of all committees of the Board (each, a "Committee," and collectively, the "Committees") on which he served. Two directors attended the 2019 annual meeting of stockholders.
Executive sessions or meetings of non-employee directors without management present are generally held as part of most regularly scheduled Board, Audit Committee and Compensation Committee meetings. The discussion leader for executive sessions of the full Board is Michael F. Goss in his capacity as independent Lead Director of the Board. His role is to help assure that those sessions remain effective forums for promoting open and candid discussion among the independent directors regarding issues of importance to the Company, including evaluating the performance and effectiveness of members of management. In addition, Messrs. Goss, O'Neal and Ashken generally preside over executive sessions of the Audit Committee, the Compensation Committee and the Nominating and Policies Committee, respectively.

Board Leadership Structure
Since completion of the sale of the Company's former Agricultural Solutions business in January 2019 (the "Arysta Sale"), Sir Martin E. Franklin, Executive Chairman, Benjamin Gliklich, CEO and a director, and Scot R. Benson, President & COO and a director, form together the "Office of the Chairman." In his role as Executive Chairman, Sir Franklin provides advice and guidance to our CEO and President & COO with respect to leadership, strategy and operational goals.
The positions of CEO and Executive Chairman of the Board are held by different persons in recognition of the differences between the two roles. The Board determined that separating these positions: (i) permits more effective assessment of the CEO’s performance; (ii) provides a more effective means for the Board to express its views with respect to management performance; and (iii) enables the Executive Chairman to focus more on the Company's corporate governance and strategy and on serving stockholders’ interests, while allowing the CEO to focus more directly on managing the Company’s day-to-day operations. The Board believes this leadership structure fosters effective governance and oversight of the Company by the Board.
Michael F. Goss, Chairman of the Audit Committee, has been designated as the independent Lead Director of the Board. The purpose and effect of this designation is to establish leadership in the Board room during the executive sessions of the non-employee Board members. Non-independent directors and other officers of the Company are excused for a portion of every Board meeting for the executive sessions of the independent directors.
The strong working relationships among the independent Lead Director of the Board, the Executive Chairman of the Board and the other directors are supported by a Board governance culture that fosters open communications among the Board members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight and encourage the discussion of matters essential to leading a complex and dynamic company such as Element Solutions.
Director Independence
Our Directors Code of Conduct requires that a majority of our directors satisfy the independence requirements of the NYSE and SEC. The NYSE rules require the Board to evaluate the independence of its directors at least annually. In general, "independent" means that a director has no material relationship with the Company. In performing their duties, directors must hold themselves free of any interest, influence or relationship with respect to any activity which could impair their judgment or objectivity in the course of their service to the Company. The Directors Code of Conduct establishes a retirement age of 70 for independent directors. It also urges independent directors with more than one year of service to own at least 1,000 shares of common stock of the Company.
Based on these standards, the Board of Directors has determined that each of the following non-employee directors is independent in accordance with the NYSE and SEC guidelines:

Independent Directors
Ian G.H. Ashken	Nichelle Maynard-Elliott
Christopher T. Fraser	E. Stanley O'Neal
Michael F. Goss
In evaluating these independence standards, our Board specifically considered, among other things, the present and past employment (as described in their biographies provided under "PROPOSAL 1 - ELECTION OF DIRECTORS"), as well as other direct or indirect affiliations or relationships of each director with the Company. Based on such standards, the Board of Directors has determined that: (i) Benjamin Gliklich is not independent as he currently serves as CEO of the Company; (ii) Scot R. Benson is not independent as he currently serves as President & COO of the Company; (iii) Sir Martin E. Franklin is not independent as he is the Company's founder and Executive Chairman; and (iv) Rakesh Sachdev is not independent as he served as CEO of the Company until his retirement in January 2019. Mr. Sachdev is not seeking reelection as a director at the 2020 Annual Meeting.

Board Committees
The Company's Amended and Restated By-Laws give the Board the authority to delegate its powers to committees appointed by the Board. The Board has three standing Committees: Audit; Compensation; and Nominating and Policies.
Each Committee is comprised entirely of directors determined to be independent under the independence requirements of the SEC, the NYSE corporate governance listing standards and the Board's categorical standards of director independence. Copies of the written charters for each of the Committees setting forth their respective responsibilities can be found under the Investors – Corporate Governance – Governance Documents section of our website at www.elementsolutionsinc.com. Copies may also be obtained upon request, without charge, by writing to the Company's Secretary at 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394.
Below is a summary of our Committee membership information and structure:

Name	Audit Committee	Compensation Committee	Nominating and Policies Committee

Ian G.H. Ashken	●	●
Michael F. Goss*			●
Nichelle Maynard-Elliott	●	●
E. Stanley O’Neal			●

*	Independent Lead Director
Chairman
●	Member

Audit Committee
Number of Meetings in 2019: Five
Responsibilities. Pursuant to its written charter, the Audit Committee is responsible for, among other things:
•overseeing our accounting and the financial reporting processes;
•appointing and overseeing the audit of our independent registered public accounting firm (including resolution of disagreements between management and our independent auditors);
•pre-approving all auditing services and permitted non-auditing services to be performed for us by our independent auditors and approving the fees associated with such services;
•reviewing interim and year-end financial statements with management and our independent auditors;
•overseeing our internal audit function, reviewing any significant reports to management arising from such internal audit function and reporting to the Board of Directors;
•reviewing complaints under and compliance with the Company’s corporate governance guidelines, in particular regarding questionable accounting, internal accounting controls or auditing matters;
•overseeing the Company's policies and procedures with respect to risk assessment and risk management; and
•reviewing and approving all related-party transactions required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Under procedures adopted by the Audit Committee, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent auditors. See "PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 - Pre-Approval Policies and Procedures for Audit and Permissible Non-Audit Services" below. See also the Report of the Audit Committee included in this Proxy Statement for information about our 2019 year audit.
Independence and Financial Expertise
Our Board of Directors has reviewed the background, experience and independence of the Audit Committee members and, based on this review, has determined that each of these members:
•meets the independence requirements of the NYSE corporate governance listing standards;
•meets the enhanced independence standards for audit committee members required by the SEC; and
•is financially literate, knowledgeable and qualified to review financial statements.
In addition, our Board has determined that each of Messrs. Goss and Ashken qualifies as an "audit committee financial expert" within the meaning of SEC regulations.
Mr. Goss, Chairman of the Audit Committee, serves as the independent Lead Director of the Board and chairs periodic executive sessions of the Board.
Compensation Committee
Number of Meetings in 2019: Three
Responsibilities. Pursuant to its written charter, the Compensation Committee is responsible for, among other things:
•assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of any executive succession plans;
•reviewing and making recommendations to the Board with respect to CEO compensation and CEO corporate goals and objectives;
•making recommendations to the Board with respect to compensation of other executive officers and providing oversight of management’s decisions concerning the performance and compensation of such executive officers;
•reviewing on a periodic basis compensation and benefits paid to directors;
•reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed to assure the effective representation of the interests of the Company's stockholders; and
•preparing a Compensation Committee report on executive compensation required by the SEC to be included the Company's annual proxy statements.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Compensation Committee also has authority to retain compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion after taking into consideration all factors relevant to the independence of such consultants, counsel or advisors. The Compensation Committee has sole authority to approve related fees and retention terms, and is provided with appropriate funding, as determined by the Compensation Committee, for payment of compensation to such consultants, counsel or advisors.

In 2019, the Compensation Committee engaged Willis Towers Watson, a global management consulting firm, which acted as our independent compensation consultant with respect to the evaluation of our revised compensation plans and policies.
Independence
The Board of Directors has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each of these members:
•meets the independence requirements of the NYSE corporate governance listing standards;
•meets the enhanced independence standards for compensation committee members required by the NYSE and the SEC; and
•to the extent applicable, is an "outside director" pursuant to the criteria established by the Internal Revenue Service ("IRS").
In addition, the Board of Directors has determined that each of Mr. O’Neal, Mr. Ashken and Ms. Maynard-Elliott is independent pursuant to the enhanced independence standards for compensation committee members set forth in Section 303A.02(a)(ii) of the NYSE Listed Company Manual, based on evaluations conducted in accordance with and considering the factors set forth in Section 303A.02(a)(ii).
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in evaluating CEO, senior executives and non-employee director compensation. From time to time, management also retains its own outside compensation consultants. In 2019, Willis Towers Watson’s work with the Compensation Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers and market trends. Willis Towers Watson was engaged exclusively by the Compensation Committee on executive and director compensation matters and did not have other consulting arrangements with the Company. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the SEC rules and concluded that no conflicts of interest existed.
Role of Management
Our Compensation Committee relies on management for legal, tax, compliance, finance and human resource recommendations, and data and analysis for the design and administration of the compensation, benefits and perquisite programs for our senior executives. The Compensation Committee considers this information in conjunction with the recommendations and information from its independent compensation consultant.
Our CEO, our head of human resources ("HR Lead") and our Executive Vice President - General Counsel & Secretary generally attend Compensation Committee meetings. CEO performance and compensation are discussed by the Compensation Committee in executive session, with advice and participation from the Compensation Committee’s independent compensation consultant when applicable and as requested by the Compensation Committee. Our CEO and HR Lead, without the presence of any other members of senior management, actively participate in the compensation discussions of our senior executives, including making recommendations to the Compensation Committee as to the amount and form of compensation (other than their own).
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during 2019 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.
Nominating and Policies Committee

Number of Meetings in 2019: Two
Responsibilities. Pursuant to its written charter, the Nominating and Policies Committee is responsible for, among other things:
•leading the search for individuals qualified to become members of the Board of Directors and selecting director nominees to be presented for stockholder approval at our annual meetings;
•reviewing the Committees structure and recommending to the Board of Directors for approval directors to serve as members of each Committee;
•reviewing corporate governance guidelines on a periodic basis and recommending changes to the Board as necessary;
•overseeing any self-evaluations of the Board and its Committees;
•reviewing director nominations submitted by stockholders, if any; and
•assuring the effective representation of the Company's stockholders.
The Nominating and Policies Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Policies Committee members or subcommittees.
Independence
Our Board has reviewed the background, experience and independence of the Nominating and Policies Committee members and, based on this review, has determined that each of these members meets the independence requirements of the NYSE and SEC corporate governance listing standards.
Board and Committee Assessment Process
During the year, the Executive Chairman of the Board receives input on the Board’s performance from the other directors and discusses this feedback with the full Board. The Executive Chairman, with the assistance of the Chairman of the Nominating and Policies Committee, also oversees the review of the Board performance which includes annual self-assessments by each Committee, relying on a review process similar to that used by the Board, with performance criteria for each Committee established on the basis of its responsibilities as listed in its charter. These self-evaluations are discussed with the full Board each year.
Risk Management and Oversight
Management is responsible for the day-to-day management of risks the Company faces while our Board of Directors provides risk oversight. In this role, the Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance and reviewing measures to address and mitigate risks.
While the full Board of Directors is charged with overseeing risk management, the Board Committees and members of management also have responsibilities with respect to risk oversight. In particular, the Audit Committee plays a large role in overseeing matters involving the Company’s financial and operational risks as well as the guidelines, policies and processes for managing such risks. To this end, the Audit Committee receives periodic briefings from management and our internal audit function on various risks, including internal controls and cybersecurity risks, and the oversight of such risks. During these meetings, the Audit Committee and management discuss these risks, risk management activities and efforts, best practices, the effectiveness of our security measures and other related matters. Additionally, the Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Michael F. Goss has been designated as independent Lead Director to promote effective communication and consideration of matters presenting significant risks to the Company through his role in helping to develop meeting agendas, advising committee chairs, chairing meetings of the independent directors and facilitating communications between independent directors and the Company's CEO and the Executive Chairman. The Board believes that the presence of an independent Lead Director with meaningful oversight responsibilities, coupled with an Executive Chairman and a separate CEO, provides the Company with the optimal leadership for the Company at this time.
Certain Relationships and Related Transactions
Related Party Transaction Policy
The Board of Directors and the Audit Committee have adopted written policies and procedures relating to the approval or ratification of transactions with "related parties." Under such policies and procedures, the Audit Committee is to review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into such transactions, depending on whether the particular transaction serves the best interest of the Company and its stockholders.
No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which such member, or any of his or her immediate family members, is the related party.
Under such policies and procedures, a "related party transaction" represents any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, the Company is a participant and any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than 10% beneficial owner of another entity). A "related party" is any person who is or was, since the beginning of the last year for which the Company has filed an annual report on Form 10-K and a proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director, any 5% or greater stockholder of the Company, or any immediate family member of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
In the event that our CEO or CFO determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting to review and approve or ratify a related party transaction, the Chairman of the Audit Committee may review and approve or ratify such related party transaction on behalf of the Audit Committee. At the next Audit Committee meeting following such approval or ratification, the Chairman is to describe fully any related party transaction so approved in order for it to be ratified by the full Audit Committee.
Transactions with Related Parties
The following transactions were reviewed and considered in light of the policies and procedures discussed above:
Under an Advisory Services Agreement, dated October 31, 2013, with Mariposa Capital, LLC ("Mariposa Capital"), an affiliate of Sir Martin E. Franklin, Executive Chairman of the Board, and Mariposa Acquisition, LLC (See "SECURITY OWNERSHIP" below), Mariposa Capital provides certain advisory services to Element Solutions and is entitled to receive an annual advisory fee of $3.0 million, which is payable in quarterly installments, and reimbursement for expenses, which in 2019 and the first quarter of 2020 totaled an aggregate of approximately $113,372. This agreement is automatically renewed for successive one-year terms unless prior 90-day notice is provided by either party and may only be terminated by Element Solutions upon a vote of a majority of our Board members. In the event that this agreement is terminated by Element Solutions, the effective date of the termination will be six months following the expiration of the applicable term.
Element Solutions is a party to a certain Lease Agreement, which commenced on April 1, 2019, pursuant to which the Company leases office space in Miami, Florida. Under the terms of the lease, the Company is obligated to pay a market-based rent in an aggregate amount of approximately $378,000 over the five-year term of the lease, plus the tenant’s proportionate share of the operating expenses, taxes and insurance for the leased premises. An affiliate of Sir Franklin holds a 50% ownership interest in the landlord of the leased premises.
Involvement in Certain Legal Proceedings
To the Company's knowledge, no director, executive officer, or person nominated to become a director or an executive officer has, within the last 10 years, been involved in legal proceedings that are material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers. We are not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of its subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries.
DIRECTOR COMPENSATION
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. We believe a meaningful portion of a director’s compensation should be provided in equity-based awards (restricted stock units, or "RSUs") in order to align directors' interests with our stockholders' interests. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties serving on the Board and its Committees, the skill-level required for such service and the need to continue to attract highly-qualified candidates to serve on the Board. Director compensation arrangements are reviewed annually to maintain such standards.
Director Compensation Program
Non-employee directors are entitled to receive cash and stock compensation. The following table summarizes the components of our 2019 annual director compensation program:

Compensation Components	Amounts ($)
Board Fees	75,000
Committee Fees	5,000 additional fees
Audit Committee Chairman	10,000 additional fees
Compensation Committee Chairman	10,000 additional fees
Nominating and Policies Committee Chairman	10,000 additional fees
RSU Grant	RSUs with an approximate value of $100,000(1)
(1)  These RSUs are typically granted on the date of the Company's annual meeting of stockholders and vest on the earlier of the one-year anniversary of their grant date and the date of the next annual meeting of stockholders.
Director expenses and other benefits. Our non-employee directors are reimbursed for expenses incurred in attending Board, Committee and stockholder meetings, as well as for expenses associated with these and other Board activities.
Stock ownership guidelines. Non-employee directors with more than one year of service are expected to directly own at least 1,000 shares of our common stock. All of our directors currently meet our stock ownership guidelines.
2019 Directors' Compensation
The following table sets forth the compensation paid to our past and current non-employee directors for the year ended December 31, 2019:

2019 Directors Compensation(1)
Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)

Sir Martin E. Franklin	—	—	2,916,667	2,916,667
Ian G.H. Ashken	95,000	100,005	—	195,005
Christopher T. Fraser(2)	50,000	100,005	—	150,005
Michael F. Goss	89,583	100,005	—	189,588
Ryan Israel(3)	—	—	—	—
Nichelle Maynard-Elliott	84,167	100,005	—	184,172
E. Stanley O’Neal	90,000	100,005	—	190,005
(1)Benjamin Gliklich, CEO of the Company, and Scot R. Benson, President & COO of the Company, are not included in this table as they are employees of the Company and therefore receive no compensation for their services as directors. Sir Martin E. Franklin, our founder director and Executive Chairman, does not receive any compensation for his services as a director. As per the SEC rules, the compensation earned by Rakesh Sachdev, a Named Executive Officer (as defined herein), for his services as a director in 2019 is included in the "All Other Compensation" column of the 2019 Summary Compensation Table set forth under "EXECUTIVE COMPENSATION TABLES" below.
(2)Mr. Fraser was appointed as a member of the Board on April 22, 2019. The amount in the "Fee Earned or Paid in Cash" column represents a prorated amount based on his partial year of service.
(3)Mr. Israel, a partner at Pershing Square Capital Management, L.P., resigned from the Board on February 4, 2019, following the repurchase by the Company from Pershing Square Capital Management, L.P. of 37 million shares of its common stock. Mr. Israel had elected to waive all compensation for his services as a director in 2019.
(4)Reflects the annual non-executive director fee and additional Committee and Committee Chairman fees for each director, as applicable.
(5)Reflects the aggregate grant date fair value of RSUs granted to directors in 2019 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Each of Messrs. Ashken, Fraser, Goss and O'Neal and Ms. Maynard-Elliott were granted 9,681 RSUs on June 5, 2019, the date of the Company's 2019 annual meeting of stockholders, as compensation for their respective directorship in 2019-2020. In each case, these RSUs were unvested and outstanding at December 31, 2019 and will vest on June 5, 2020, subject to continuous directorship through and on such vesting date. For additional information on the valuation assumptions, refer to Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report.
On January 30, 2019, Sir Martin E. Franklin received a key executive long-term stretch award of 400,000 performance-based restricted stock units ("PRSUs"). The grant date fair value of these PRSUs was $11.10 per share. The vesting of these PRSUs is subject to the achievement by the Company of an adjusted EPS target of $1.36 per share in any fiscal year ending on or before December 31, 2022, and continuous service. At the grant date, the outcome of achieving the performance condition was deemed improbable for purposes of FASB ASC Topic 718.
(6)Represents the annual advisory fee paid to Mariposa Capital, an affiliate of Sir Martin E. Franklin and Mariposa Acquisition, LLC, pursuant to the Advisory Services Agreement. See "CORPORATE GOVERNANCE - Certain Relationships and Related Transactions - Transactions with Related Parties" above. In connection with certain management and organizational changes that took effect upon the closing of the Arysta Sale and additional advisory services requested from Mariposa Capital by the Board following those changes, this fee was increased from $2.0 million to $3.0 million, effective February 1, 2019.
For complete beneficial ownership information relating to our directors, see "SECURITY OWNERSHIP" below.

Indemnification
We entered into Director and Officer Indemnification Agreements with each of our current directors in order for them to be free from undue concern about personal liability in connection with their services to the Company. In addition, our Certificate of Incorporation, as amended, and our Amended and Restated By-Laws provide that we will indemnify any of our directors, to the fullest extent permitted by applicable law, against any and all costs, expenses or liabilities incurred by them by reason of being or having been a member of the Board.

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is a list of the Company's executive officers as of April 29, 2020 and their respective biographical information. For the biographies of Messrs. Gliklich and Benson, see PROPOSAL 1 – ELECTION OF DIRECTORS.

Name	Age	Title

Benjamin Gliklich	35	Chief Executive Officer (CEO) and director nominee
Scot R. Benson*	58	President & Chief Operating Officer (COO) and director nominee
John E. Capps	55	Executive Vice President - General Counsel & Secretary (General Counsel)
Carey J. Dorman	31	Chief Financial Officer (CFO)
Patricia A. Mount	63	Vice President - Program Management and Integration

* On April 28, 2020, the Board approved the retirement of Scot R. Benson as the Company's President & COO, effective June 15, 2020. Subject to his reelection at the 2020 Annual Meeting, Mr. Benson will continue to serve as a director of the Board.
John E. Capps is Executive Vice President - General Counsel & Secretary of Element Solutions. Mr. Capps joined the Company in May 2016. Prior to joining the Company, Mr. Capps was with Jarden, a Fortune 500 broad-based consumer products company, where he most recently served as Executive Vice President - Administration, General Counsel and Secretary until April 2016 when Jarden merged with Newell. From 2003 to 2005, Mr. Capps was with American Household, Inc., which was acquired by Jarden in January 2005. Prior to 2003, Mr. Capps was in private law practice with the firm Sullivan & Cromwell LLP. Mr. Capps holds a J.D. from the University of Texas and a B.A. and M.B.A. from Vanderbilt University.
Carey J. Dorman is Chief Financial Officer of Element Solutions. Prior to being promoted to this role in March 2019, Mr. Dorman served as Corporate Treasurer and VP, Investor Relations of Element Solutions from February 2018 to March 2019 after having served as Senior Director, Corporate Development from April 2017 to February 2018 and as Director - Corporate Development from April 2015 to April 2017. In his prior roles, Mr. Dorman’s responsibilities included capital markets, corporate development, financial planning, investor relations and merger integration. Prior to joining Element Solutions in April 2015, Mr. Dorman worked for Taconic Capital Advisors, a global institutional investment firm, from December 2013 to April 2015, and for Goldman Sachs & Co. from June 2011 to November 2013. Mr. Dorman holds Bachelor's degrees in Engineering and in Economics from Brown University.
Patricia A. Mount is Vice President - Program Management and Integration of Element Solutions. Prior to being promoted to this role in March 2019, Ms. Mount served as Vice President, Integration since January 2016 and as a consultant to the Company since May 2014. Prior to joining the Company, Ms. Mount served as Senior Vice President, Finance of Jarden from January 2006 to April 2014. From August 2003 through January 2006, Ms. Mount served as Chief Financial Officer of Tilia, Inc., a subsidiary of Jarden. Prior to joining Jarden in August 2003, Ms. Mount served as the Chief Financial Officer of network equipment manufacturer LuxN from 2000 to 2002. From 1993 to 2000, Ms. Mount served in various senior financial and operating roles at Quantum Corporation. Ms. Mount holds a B.S. in Accounting from Philadelphia University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section presents our executive compensation philosophy and program, which are intended to support our strategic objectives and serve the long-term interests of our stockholders. This section also discusses how the Named Executive Officers (as defined below) were compensated in 2019 and describes how their compensation fits within our executive compensation philosophy.
This Compensation Discussion and Analysis is organized as follows:

Section	Page	Section	Page

Compensation Philosophy and Objectives	26	Employment Arrangements	40
Compensation-related Corporate Governance	27	Indemnity Agreements	41
Executive Compensation Setting Process	27	Report of the Compensation Committee	41
Components of the Executive Compensation Program	30

Element Solutions and Leadership Transition
2019 was a transformative year for our Company as we completed the Arysta Sale on January 31, 2019. On the closing date of the Arysta Sale, the Company also changed its name from "Platform Specialty Products Corporation" to "Element Solutions Inc" and, effective February 1, 2019, its shares of common stock began trading on the NYSE under the ticker symbol "ESI." Simultaneously, the Company launched a new corporate website: www.elementsolutionsinc.com. Over the course of 2019, the Company focused on developing and engraining a new culture and strategy to underpin "Element Solutions Inc" and worked toward the alignment of its global organization with these new values and objectives.
In the context of the Arysta Sale and the Company's evolution into "Element Solutions Inc," we also underwent a series of leadership transitions in 2019. Rakesh Sachdev retired as CEO of the Company on January 31, 2019, and Benjamin Gliklich, formerly Executive Vice President - Operations & Strategy, was appointed as his replacement and as a member of the Board. In addition, Scot R. Benson, previously President of the Company's former Performance Solutions segment, was appointed as President & COO of the Company and, subsequently, as a director in April 2019. On March 12, 2019, the Board appointed Carey J. Dorman, formerly Corporate Treasurer and Vice President, Investor Relations, as the Company's CFO, replacing John P. Connolly, who resigned as CFO as of that date. Finally, on December 13, 2019, Patricia A. Mount, Vice President - Program Management and Integration, was appointed as an executive officer of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES
The core of our executive compensation philosophy is that compensation should be linked to achievement of financial and operating performance metrics that drive stockholder value. Consequently, we design our executive compensation program and benefits policies in a way we believe will attract and retain the key employees necessary to support the Company's growth and success, both operationally and strategically. We also aim to motivate our executives to achieve short- and long-term objectives with the ultimate goal of creating sustainable growth in intrinsic value per share. This approach guides the design and administration of our compensation and benefits programs for the Named Executive Officers as well as the other executives, officers and workforce of the Company in general.

Our total direct compensation package typically includes (i) base salary, (ii) cash awards under our annual bonus plan (the "Annual Bonus Plan") and (iii) long-term incentive awards under our long-term incentive program (the "LTI Program"). When establishing our overall compensation plan, we benchmark the levels of compensation against those levels at comparable companies derived from compensation surveys provided by outside consultants. As explained in further detail below, we also take into consideration other factors, including, but not limited to, the Company’s performance and achievement of specific pre-established financial goals, executives' past performance and expected future contributions to the Company as well as awards granted to executives in the past.
In summary, we design our compensation program to focus on elements that we believe will contribute to stockholder value maximization. As such, our compensation program:

is variable and tied to overall Company performance	reflects each executive’s level of responsibility

includes a significant incentive equity component	reflects individual performance and contributions

COMPENSATION-RELATED CORPORATE GOVERNANCE
To ensure continued alignment of executive compensation with Company performance and creation of stockholder value on a long-term, sustainable basis, we strive to follow best practices and strong compensation-related corporate governance policies. Our key policies for executive compensation are set forth below:

What We Do		What We Don't Do

●	Pay for performance with a substantial majority of pay being performance-based and not guaranteed	●	Provide tax gross-ups for change-in-control payments
●	Consider peer groups in establishing compensation	●	Guarantee pay increases or equity awards
●	Balance short- and long-term incentives	●	Allow hedging, pledging or short sales of the Company's stock
●	Use multi-year vesting terms for all executive officer equity awards	●	Offer fixed-duration employment agreements with executive officers
●	When required, use an external, independent compensation consultant	●	Allow liberal share recycling

EXECUTIVE COMPENSATION SETTING PROCESS
Annual Review of the Compensation Committee
Our Compensation Committee is responsible for overseeing the design, implementation and administration of short- and long-term compensation (including awards under our LTI Program (the "LTI Awards"), benefits and perquisites) for all executive officers and other members of senior management on an annual basis. The Compensation Committee recommends CEO compensation to the independent directors of the Board for their approval. When making compensation decisions, the Compensation Committee analyzes data from our Peer Group (as defined under "Market Benchmarking" below) and considers the dynamics of operating in the global specialty chemical industry, the importance of rewarding and retaining talented and experienced executives to continue to guide the Company, alignment of our executive compensation program with stockholders' interests, and voting guidelines of certain proxy advisory firms and stockholders. The Compensation Committee also considers other factors, including, but not limited to, the Company’s past-year performance; achievement of specific pre-established financial goals; the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items; the executives’ past performance and expected future contributions to the Company; and equity awards granted in the past to these executives. In connection with the 2019 compensation program, the Compensation Committee used analyses, guidance and recommendations on executive compensation levels versus peers and market trends provided by Willis Towers Watson, an independent compensation consultant.
Consideration of the Stockholder Advisory Vote on Executive Compensation
As part of its compensation setting process, the Compensation Committee evaluates the results of the most recent advisory vote of the Company's stockholders on executive compensation, commonly known as the "Say-on-Pay" vote, and any feedback received from the Company's largest stockholders in conjunction with this vote.
At our annual meeting held on June 5, 2019, our executive compensation program received the support of approximately 71% of votes cast on the "Say-on-Pay" vote. In connection with the Arysta Sale and the related 2019 management changes, the Company undertook a strategic review of its long-term performance incentive structure and executive compensation program to ensure that executive compensation packages correlate with the new management and organizational structure, and the new values and objectives of the Company as "Element Solutions Inc." Our primary goal is to ensure that the Company’s compensation practices maintain a pay-for-performance culture, align senior management performance with financial goals and help ensure that we retain high-quality management. In 2019, as part of the Board’s ongoing review of the Company’s corporate governance and compensation practices, the Compensation Committee also solicited analysis and advice from its independent compensation consultant in making executive compensation policies and decisions. As a result of the foregoing actions, the total compensation of the Named Executive Officers was reduced in 2019 by approximately 30% from 2018 and the structure and metrics for performance-based compensation were revised as described below in "Components of the Executive Compensation Program" under "— Cash Compensation - Annual Bonus Plan (Variable)" and "— Equity-Based Long-Term Incentives - LTI Program (Variable)." The Compensation Committee believes that the Company's 2019 executive compensation, including with respect to the total compensation of our new CEO, aligns with the Company's pay-for-performance principles, new strategic objectives and the ultimate goal of creating sustainable growth in intrinsic value per share.
The Compensation Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make adjustments based upon evolving best practices, market compensation information and changing regulatory requirements.
Market Benchmarking
We use a peer group (the "Peer Group") as a reference for our executive compensation program. The Compensation Committee believes that our Peer Group is representative of the labor market from which we recruit executive talent. Factors used to select our Peer Group include industry segment, sales, profitability, market capitalization and number of employees.

The Peer Group used in 2019 was as follows:

Peer Group
Albemarle Corporation	H.B. Fuller Company
Ashland Global Holdings Inc.	W.R. Grace & Co.
Axalta Coating Systems Ltd.	International Flavors & Fragrances Inc.
Cabot Corporation	Minerals Technologies Inc.
Celanese Corporation	Newmarket Corporation
Ferro Corporation	RPM International Inc.
FMC Corporation	Sensient Technologies Corporation

The Compensation Committee does not believe, however, that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. From time to time, information from independent compensation consultants regarding pay practices at other companies is provided to the Compensation Committee as a resource for its deliberations relating to executive compensation. Such information is useful in at least two respects: first, the Compensation Committee recognizes that compensation practices must be competitive in the marketplace; and second, this marketplace information is one of the many factors that both management and the Compensation Committee consider in assessing the reasonableness and appropriateness of our executive compensation program. Although we do not target executive compensation to any Peer Group median, we strive to provide a compensation package that is competitive in the market and that rewards each executive’s performance in executing the strategic and financial goals of the Company.
Role of Executives in Establishing Compensation
Each year, our CEO and HR Lead evaluate the individual performance and the competitive pay positioning of senior management members who report directly to the CEO, including the Named Executive Officers. Our CEO and HR Lead then make recommendations to the Compensation Committee regarding the target compensation, job leveling and grading for such Named Executive Officers and other senior level employees of the Company. Our CEO follows the same process with regard to the target compensation of our HR Lead, without his input, and the Compensation Committee follows the same process with regard to the target compensation of our CEO, without his input.
Annually, our executives, including the Named Executive Officers, set their individual performance objectives with our CEO. Each executive’s performance is reviewed throughout the year against his or her objectives. At the end of each year, our CEO conducts a final review for each executive and rates his or her performance. The performance evaluations are based on factors such as Company-wide and/or business segment achievement, as applicable, and individual objectives. Individual performance is used by our CEO in consideration of individual merit-based salary increases.
Our Compensation Committee also meets in executive session at which some of our executives may be present. Our CEO reviews meeting materials with the Chairman of the Compensation Committee prior to scheduled meetings. Under its charter, the Compensation Committee must review CEO compensation and evaluate CEO performance in light of the corporate goals and objectives and determine and approve CEO compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s overall performance based on specific pre-established performance metrics, the value of similar incentive awards to chief executive officers at comparable companies, including companies within our Peer Group, and the awards granted to the Company’s CEOs in past years.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM
The Company's executive compensation program is intended to attract and retain a high caliber of executive talent, align incentives with stockholders' interests and support the Company's pay-for-performance philosophy. From time to time, the Compensation Committee may also approve discretionary awards to executives in connection with their initial employment or for extraordinary individual performance, a significant contribution to the Company’s strategic objectives or retention purposes.
The following table summarizes each of the primary components of the Company's executive compensation program, their respective types (fixed or variable (tied to performance)), their respective business purposes and key features, and the related actions taken in 2019 with respect to each of them:

Pay Component	Fixed or Variable	Business Purpose	Key Features	2019 Actions

Base Salary	Fixed Short-Term Cash	Attract and retain high-quality executives needed to lead our complex global business	Peer Group and other market data used as reference points: responsibilities, individual performance, internal pay equity, compensation history and executive potential	Base salaries reflect individual performance and changes in the competitive marketplace for talent

Annual Bonus Plan	Variable Short-Term Cash	Motivate and reward achievement of annual financial and individual performance targets set in conjunction with annual budget process	Annual cash award paid after year-end upon achievement of targets	Creation of a bonus pool to align incentive compensation with new strategic objectives, value drivers and priorities post Arysta Sale. Funding of bonus pool is based on adjusted EBITDA achievement. Adjusted earnings per share ("EPS"), free cash flow and individual performance are used as performance metrics to determine bonus payouts
Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance and internal pay equity
Attract and retain key executives

Pay Component	Fixed or Variable	Business Purpose	Key Features	2019 Actions
LTI Program	Variable Long-Term Equity	Motivate and reward executive achievement of long-term financial targets in support of long-term strategic plan	LTI Awards designed to provide balance between share price appreciation, retention and long-term operating results using three-year performance and vesting periods	2019 LTI program consisted of (i) performance-based restricted stock units ("PRSUs") with adjusted organic EBITDA compound annual growth and adjusted EPS as underlying performance metrics and (ii) stock options ("SOPs"). There were no time-based restricted stock units ("RSUs") granted in 2019
Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance, internal pay equity, executive's potential and retention risk
Attract and retain key executives

Benefits and Other Perquisites	__	Attract and retain executive officers with appropriate health and welfare benefits	Competitive non-monetary benefits consistent with the marketplace	Generally consistent with 2018
Limited perquisites to convey additional value in connection with performing employment tasks
In 2019, management and the Compensation Committee reviewed our Annual Bonus Plan and LTI Program as previously applicable and made adjustments intended to take into account the Arysta Sale and the Company's new values and objectives, further ensure accuracy in performance measurement and provide increased linkage between performance and executive rewards. With respect to the 2019 Annual Bonus Plan, the Compensation Committee approved the creation of a bonus pool, whose funding is based on adjusted EBITDA achievement, and selected adjusted EPS, free cash flow and individual performance goals as performance metrics to determine bonus payouts. With respect to the 2019 LTI Program, the Compensation Committee determined to use adjusted organic EBITDA compound annual growth and adjusted EPS as the performance metrics underlying PRSUs, resume the grant of SOPs, and discontinue time-based RSU awards.
In addition, in the context of the completion of the Arysta Sale and the launch of Element Solutions Inc, management and the Compensation Committee determined that rewarding senior leadership for their contributions to this successful close and motivating the Company's new leadership towards the Company's new strategic objectives were critical to driving long-term business success, executive retention and the creation of exceptional stockholder value. As a result, certain executives, including certain Named Executive Officers, received long-term stretch executive PRSU grants and the remaining balance of the cash Arysta Sale transaction bonus, as previously disclosed.
Each of these pay components is further described below:

Cash Compensation - Base Salary (Fixed)
Base salary is the only fixed portion of the Named Executive Officers' total direct compensation. We provide executives with a base salary intended to attract and retain the quality executives needed to lead our complex global businesses and to compensate executives for their scope and level of responsibility while fostering sustained individual performance.
In general, base salaries are initially established through arm’s-length negotiation at the time the executive officer is hired or promoted, taking into account factors such as the executive officer’s qualifications, experience and intended role at the Company. The Compensation Committee sets or increases the salary of each executive as part of its annual compensation review process and in recognition of his or her contributions during the prior year. The Compensation Committee may make adjustments, as appropriate, based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the executive's current salary, equity ownership and the amounts paid to a peer of such executive inside our Company and to other members of the management team. Base salaries are also benchmarked against the practices of companies in our Peer Group and other market data and reviewed, from time to time, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to the Named Executive Officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.
The base salary earned in 2019 by each Named Executive Officer is reflected in the "Salary" column of the 2019 Summary Compensation Table set forth under "EXECUTIVE COMPENSATION TABLES" below.

Cash Compensation - Annual Bonus Plan (Variable)
Cash bonuses are awarded by our Compensation Committee on an annual basis pursuant to the Annual Bonus Plan. The Annual Bonus Plan is a cash bonus plan designed to provide incentives towards financial and operational performance targets and encourage the achievement of profitable growth. Operational performance targets are set in conjunction with the Company's annual budget process.
Annually, based on a review of the Company's annual and long-term financial goals, operational plans, strategic initiatives and actual results for the prior year, the Compensation Committee establishes the financial performance metrics that it will use to measure Company performance and their relative weighting for the current year as well as the Annual Bonus Plan target opportunity for each participating employee as a percentage of his or her current base salary.
2019 Annual Bonus Plan
In 2019, following the Arysta Sale and the launch of our new identity, the Compensation Committee instituted a new Annual Bonus Plan structure, which emphasizes a "one company" philosophy, with all team members working toward the achievement of common corporate goals in addition to their business unit level goals, as well as a simplified structure with fewer metrics that management considers most critical to value creation. The objective of the new plan is to align our global organization with the new "Element Solutions Inc" post-Arysta Sale by balancing Company-wide financial measures and business-specific performance metrics. Additionally, to reinforce the variable nature of Element Solutions Inc’s expense structure, the Company adopted a "bonus pool" funding structure whereby the bonus pool is funded, and participants are entitled to payouts, only if certain adjusted EBITDA levels are achieved. Adjusted EBITDA is used because management believes this metric is a key indicator of the Company's operating performance and a key aspect of budget planning across the organization.
To determine the bonus payout for the year, the Compensation Committee establishes a bonus pool factor (the "Bonus Pool Factor"), calculated as the amount of adjusted EBITDA available to pay bonuses at the target level (as set by the Compensation Committee) divided by the target level bonus payout in dollar terms, which can range from 0% to 200%. To the extent the Bonus Pool Factor is greater than zero, the Compensation Committee then assesses the achievement of certain performance metrics (collectively, the "Performance Metrics") to determine corporate and individual performance using a weighting formula. The Bonus Pool Factor is then applied to the results of such Performance Metrics, which results can range from 0% to 100%, and to each individual's Annual Bonus Plan target opportunity in order to determine the actual bonus payout of such individual:

Annual Bonus Plan Formula
Bonus Pool Factor X	Performance Metrics X	Bonus Plan Target Opportunity =	Bonus Payout
In 2019, the Performance Metrics consisted of adjusted EPS and free cash flow on an adjusted basis as management uses these key metrics to assess business performance. Management believes these measures translate to stockholder value creation and are transparent to both employees and investors. The 2019 Performance Metrics also included an individual component to measure individual performance which, for the Named Executive Officers, was tied to adjusted EPS results. Each metric is individually weighted to reflect the determination of its importance and the value its achievement can bring to the Company's stockholders.
The following table summarizes each of the Bonus Pool Factor and Performance Metrics applicable to all Named Executive Officers in 2019, the reasons for their respective selection and the weighting of each Performance Metric (% of total Performance Metrics achievement):

	Reasons for Selection	Weighting

Bonus Pool Factor
Adjusted EBITDA*	Key indicator of the Company's operating performance and ability to fund bonus payouts. Aligns corporate and investor interests.	Sets Bonus Pool Funding Level
Performance Metrics
Adjusted EPS*	Key indicator of the Company's earnings power and correlates to stockholder value creation.	50%
Free Cash Flow*	Key metric used by management to assess business performance.	25%
Individual Objectives	Supports and helps achieve strategic objectives by focusing on specific critical projects within our organization. Generally funded on the same basis as adjusted EPS.	25%
* For definitions of these non-GAAP financial measures, see "APPENDIX A - NON-GAAP DEFINITIONS AND RECONCILIATIONS" in this Proxy Statement.
Given the nature of the Company's businesses, the Compensation Committee believes this allocation provides an appropriate balance among Company's results and individual accountability.
In 2019, the Compensation Committee approved the applicable levels for the Bonus Pool Factor and each Performance Metric. For the Bonus Pool Factor, the Compensation Committee established a sliding scale of adjusted EBITDA achievement that corresponded to a Bonus Pool Factor of 0% to 200%. In 2019, the bonus pool was set to begin funding at $440 million of adjusted EBITDA (i.e., the Bonus Pool Factor would be greater than zero). In 2019, the Compensation Committee made certain adjustments to the calculation of adjusted EBITDA to account for macroeconomic and organizational changes during the year, resulting in a Bonus Pool Factor of 64% being used for determining the bonus pool.
With respect to the Performance Metrics, a target level required for a 100% payout was set for each Performance Metric relative to the Company's internal budget and goals for each metric. Depending on each Performance Metric's results, a sliding scale was applied between performance levels which dictates the payout levels, including a threshold level (50% payout) and the target level (100% payout). For the Named Executive Officers, individual objectives impacted this portion of the cash bonus only if certain adjusted EPS levels were not achieved.

The following table summarizes the 2019 performance levels for each of the Performance Metrics, the Company's 2019 actual results, and the corresponding weighted payout percentage. All performance levels and results are presented on a continuing operations basis:

Performance Metrics	Threshold (50% payout)	Target (100% payout)	Stretch	2019 Actual Results	Weighted Payouts

Adjusted EPS*	$0.82	$0.87	—	$0.88	50%

Free cash flow*	$205 million	$215 million	—	$238 million	25%

Individual Goals	—	—	—	—	25%

Weighted Average Performance					100%

* For definitions and reconciliations of adjusted EPS, free cash flow on an adjusted basis and adjusted EBITDA, see "APPENDIX A - NON-GAAP DEFINITIONS AND RECONCILIATIONS" in this Proxy Statement. For a discussion of the Company’s use of non-GAAP financial measures, see page 32 of our 2019 Annual Report under "Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures."
At the time the 2019 levels were set for the Bonus Pool Factor and each of the Performance Metrics, the Compensation Committee believed these levels were ambitious based on past performance, yet reasonably attainable post Arysta Sale taking into account the Company's performance improvement objectives, market conditions and industry trends.
The performance results against the performance levels indicated above may be adjusted for extraordinary events if deemed appropriate by our CEO and the Compensation Committee. This adjustment can be either up or down. For example, adjustments may be made for acquisitions or large divestitures, such as the Arysta Sale, or circumstances that warrant transitional measures, such as the evolution of the Company over the course of 2019 from "Platform Specialty Products Corporation" to "Element Solutions Inc" and the alignment of our global organization with the Company's new values and objectives post-Arysta Sale. The adjustments made to the Bonus Pool Factor in that regard in 2019 are further described below. With respect to individual goals, the Compensation Committee may also apply discretion to reduce or increase the award based on individual performance. Upon the conclusion of this process, the Compensation Committee reviews the final financial scoring and qualitative adjustments and approves the Bonus Pool Factor and each of the Performance Metrics.
2019 Annual Bonus Plan Payouts
For 2019, the Company achieved adjusted EBITDA of $417 million measured on a continuing operations basis. This 2019 adjusted EBITDA achievement would have resulted in a Bonus Pool Factor of zero. However, considering the Company's internal organizational changes, performance of its businesses and cost reduction initiatives implemented over the course of 2019 as well as external macroeconomic factors, the Compensation Committee exercised its discretion to make certain adjustments to the calculation of achievement levels and approved a Bonus Plan Factor of 64% for the Named Executive Officers. This factor was 10% below the factor applied to the rest of the participants in the 2019 Annual Bonus Plan.
For 2019, the Company achieved an adjusted EPS of $0.88 per share measured on a continuing operations basis which was above the target payout level, resulting in the operating performance yielding a 100% payout for the adjusted EPS Performance Metric. After applying the 50% weighting and the Bonus Plan Factor of 64%, a payout of 32% was earned with respect to this metric.
The Company generated $238 million of free cash flow in 2019 measured on a continuing operations and adjusted basis, which was above the target payout level and triggered a 100% payout for this Performance Metric. Free cash flow on an adjusted basis assumes the Company's current capital structure as if the Arysta Sale had closed on

January 1, 2019. After applying the 25% weighting and the Bonus Plan Factor of 64%, a payout of 16% was earned with respect to this metric.
Finally, in 2019, the individual goals for the Named Executive Officers were tied to the achievement of the adjusted EPS metric and cost reduction initiatives which resulted in a 100% payout. After applying the 25% weighting and the Bonus Plan Factor of 64%, a payout of 16% was earned with respect to this metric.
The Annual Bonus Plan target opportunities for 2019 were 50% base salary for Ms. Mount, 75% for Mr. Dorman and 100% base salary for the other Named Executive Officers. In 2019, based on the Annual Bonus Plan formula indicated above, Ms. Mount, Mr. Dorman and each of the other Named Executive Officer received a total Annual Bonus payout equivalent to 32%, 48% and 64% of his or her base salary, respectively. In addition, as a result of the successful close of the Arysta Sale, the Compensation Committee decided on the payment of the remaining balance of the Arysta Sale transaction bonuses in 2019 following the Arysta Sale.
The Annual Bonus Plan payments earned by, and the Arysta Sale transaction bonuses, if any, paid to each Named Executive Officers in 2019 are included in the "Non-Equity Incentive Plan Compensation" column and "Bonus" column, respectively, of the 2019 Summary Compensation Table set forth under "EXECUTIVE COMPENSATION TABLES" below.

Equity-Based Long-Term Incentives - LTI Program (Variable)
Our LTI Program is designed to align the financial interests of our executives with those of the Company's stockholders by rewarding the achievement of specific pre-established financial metrics over multi-year performance periods, and therefore creating long-term stockholder value. The Compensation Committee believes that stockholders’ interests are best served by balancing the focus of executives’ decisions between short- and long-term measures. It also believes that providing executives with opportunities to acquire significant stakes in the Company growth incentivizes, and rewards, executives for sound business decisions and high-performance team environments while fostering the accomplishment of short- and long-term strategic objectives and improvement in stockholder value, all of which are essential to our ongoing success.
How Equity-Based Compensation is Determined
Annually, the Compensation Committee reviews our LTI Program to determine (i) the equity compensation mix, (ii) the vesting periods, and (iii), with respect to PRSUs, the performance metrics used to encourage long-term success as well as their respective weightings and annual and cumulative targets. In addition, the Compensation Committee annually sets a LTI Program target award for each Named Executive Officer which reflects the total LTI Program target award a Named Executive Officer has the opportunity to receive at the end of the applicable three-year performance period.
LTI Awards are typically granted in the first quarter of the year in connection with the Compensation Committee's other annual compensation decisions. LTI Awards may also be given from time to time during the year in connection with hiring decisions and recognition of exemplary achievement, promotions or other compensation adjustments.
All LTI Awards are granted under the Company's amended and restated 2013 incentive compensation plan (the "2013 Plan"), which was approved by the stockholders of the Company in June 2014. A maximum of 15,500,000 shares of common stock were authorized to be issued under the 2013 Plan. At December 31, 2019, a total of 3,453,247 shares of common stock had been issued, and 6,065,959 PRSUs, RSUs and SOPs were outstanding under the 2013 Plan, inclusive of 1,232,193 shares reserved for incremental payouts on PRSUs assuming maximum performance relative to their underlying performance metrics.
2019 LTI Program

In February 2019, the Compensation Committee reviewed recommendations made by management and its independent compensation consultant, and approved changes to the design of the LTI Program which consisted of (i) using three-year adjusted organic EBITDA compound annual growth and adjusted EPS goals as the performance metrics underlying the PRSUs (as opposed to adjusted organic EBITDA growth used in the prior year), (ii) resuming grants of SOP awards, and (iii) eliminating time-based RSUs. These changes were implemented in the context of the Arysta Sale to further align incentive compensation and the Company's key performance metrics supporting its new strategic objectives post Arysta Sale as well as to assure competitiveness in the marketplace. The Compensation Committee determined to use adjusted organic EBITDA compound annual growth and adjusted EPS as the performance metrics underlying the PRSUs as management believes these metrics provide a more complete understanding of the long-term profitability trends of the Company’s business, facilitate comparisons of its profitability to prior and future periods and correlate to stockholder value creation. For a definition of "adjusted organic EBITDA compound growth" and "adjusted EPS," which are both non-GAAP measures, see "APPENDIX A - NON-GAAP DEFINITIONS AND RECONCILIATIONS" in this Proxy Statement.
In 2019, the mix of equity-based incentive awards consisted of 67% PRSUs and 33% SOPs, with the PRSUs vesting after a three-year performance period and the SOPs vesting annually in equal tranches over three years. The Compensation Committee believes that commencing a new three-year cycle each year provides a regular opportunity to align goals with the Company's ongoing strategic planning process, reflect its evolving business priorities and market factors and, when applicable, re-evaluate long-term metrics. With respect to PRSUs, to the extent that the Company's results meet the minimum financial goals or the maximum financial goals, the actual payout to the Named Executive Officers could be significantly less or more than the initial total PRSU target award, with the recipient of 2019 LTI Awards eligible to earn up to 150% of the number of PRSUs initially granted or as few as zero shares, as described under "—Performance-Based Restricted Stock Unit (PRSU) Awards" below. In addition, in 2019, certain Named Executive Officers received long-term stretch executive PRSU grants, which vesting is subject to the achievement by the Company of an adjusted EPS target, as previously disclosed.
A description of the 2019 LTI Awards is included below:
Performance-Based Restricted Stock Units (PRSUs)
The number of PRSUs granted to an executive was determined by multiplying 67% of the total LTI Award for such executive by the per share value of the Company's common stock on the grant date. The number of PRSUs granted represents a target number of PRSUs that the executive has the opportunity to receive. The actual number of PRSUs awarded to the executive at the end of the applicable three-year performance period is determined based on the achievement by the Company of certain adjusted EBITDA compound annual growth and adjusted EPS goals. With respect to 2019 PRSUs, the 2021 adjusted EBITDA compound annual growth target is 6.5%, exclusive of adjustments to eliminate the effects of unusual or non-recurring items, with a range from a threshold of 5% to a maximum of 8%. The 2021 adjusted EPS target is $1.05, with a range from a threshold of $1.00 to a maximum of $1.10. Holders of PRSUs have no voting rights with respect to the PRSUs they received until issuance of the vested shares. Depending on performance achievement, each PRSU represents a contingent right to receive up to 1.5 share of the Company's common stock. In addition, PRSUs may, in certain circumstances, become immediately vested as of the date of a change in control of the Company.
The number and grant date fair value of the PRSUs granted in 2019 to each Named Executive Officer are listed in the "Target" column under "Estimated Future Payouts Under Equity Incentive Plan Awards" and "Grant Date Fair Value of Stock and Option Awards" of the Grants of Plan-Based Awards in 2019 table under "EXECUTIVE COMPENSATION TABLES" below.
Stock Options (SOPs)
SOPs were granted to an executive at an exercise price equal to the fair market value of the Company's shares of common stock on the grant date. The number of SOPs granted was determined by dividing 33% of the total LTI Award for such executive by an estimated Black-Scholes value of the SOP. SOPs expire in ten years and vest annually on a pro rata basis over a three-year period.

SOPs entitle the holder to purchase shares of the Company's common stock during a specified period at the exercise price. The holder has no rights and privileges of a stockholder of the Company with respect to any shares purchasable or issuable upon the exercise of the SOP, in whole or in part, prior to the date on which the shares are issued. Holders of SOPs are not entitled to dividends or dividend equivalents. The SOPs may, in certain circumstances, become immediately vested as of the date of a change in control of the Company.
The grant date fair value of SOPs, which equals the expense related to the 2019 SOP grants to the Named Executive Officers, is listed in the "Option Awards" column of the 2019 Summary Compensation Table and the "Grant Date Fair Value of Stock and Option Awards" column of the Grants of Plan-Based Awards in 2019 table, both under "EXECUTIVE COMPENSATION TABLES" below.

Benefits and Other Perquisites
We provide employees, including the Named Executive Officers, with a range of employee benefits that are designed to assist in attracting and retaining skilled employees critical to our long-term success and to be competitive with market practice. In addition to base salary, cash awards under our Annual Bonus Plan and LTI Awards, we provided and continue to provide the following executive benefit programs to our Named Executive Officers, other executives and employees in general:
Employee Savings & 401(k) Plan
Most of our domestic employees, including our Named Executive Officers, are eligible to participate in the Company's tax-qualified Employee Savings & 401(k) Plan (the "401(k) Plan"). Pursuant to the 401(k) Plan, employees may elect to contribute a portion of their current compensation to the 401(k) Plan, in an amount up to the statutorily prescribed annual limit. The 401(k) Plan provides the option for the Company to make match contributions, non-elective contribution or profit sharing contributions. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including the investment into shares of the Company's common stock.
In 2019, the Company matched 50% of the first 6% of the employee's eligible deferral. In addition, a non-elective contribution of 3% of eligible compensation of 2019 was allocated to eligible participants who were credited with at least 1,000 hours of service in the year for which the contributions are made and employed by the Company on the last day of that plan year. There were no profit sharing contributions for 2019.
Company matching and non-elective contributions allocated to each Named Executive Officer under the 401(k) Plan are shown in the "All Other Compensation" column in the 2019 Summary Compensation Table under "EXECUTIVE COMPENSATION TABLES" below.
Employee Stock Purchase Plan
The Company's 2014 Employee Stock Purchase Plan (the "ESPP") was ratified by the Company’s stockholders in June 2014. The purpose of the ESPP is to (i) provide eligible employees of the Company (or any subsidiary or affiliate that has been designated by the administrator to participate in the plan) a convenient method of becoming stockholders of the Company, (ii) encourage employees to work in the best interests of the Company's stockholders, (iii) support recruitment and retention of qualified employees, and (iv) provide employees an advantageous means of accumulating long-term investments.  We believe that employees’ participation in the ownership of our businesses is to the mutual benefit of both the employees and the Company.
No Named Executive Officer is currently enrolled in the ESPP.
Retirement Plans

Domestic Defined Benefit Pension Plan. The Company provides retirement benefits to certain employees under its domestic defined benefit pension plan (as amended and restated, the "Pension Plan"), a non-contributory pension plan, which provides retirement benefits based upon years of service and compensation levels. The Pension Plan was frozen and closed to new participants on December 31, 2013 (the "Freeze Date") in connection with the acquisition by the Company of MacDermid Holdings, LLC on October 31, 2013.
SERP. In connection with the Pension Plan, the Company sponsors a certain MacDermid, Incorporated supplemental executive retirement plan (as amended, the "SERP") that entitles certain executive officers to the difference between the benefits actually paid to them and the benefits they would have received under the Pension Plan but for restrictions imposed by the Internal Revenue Service Code (the "IRS Code"). The SERP was frozen along with the Pension Plan on the Freeze Date.
Scot R. Benson is the only Named Executive Officer eligible to participate in the Pension Plan and the SERP. For more information, see "2019 Pension Benefits" under "EXECUTIVE COMPENSATION TABLES" below.
Other Perquisites
Other benefits, such as life insurance, paid time off, relocation expenses and matching charitable gifts, are intended to provide a stable array of support to our employees, and these core benefits are provided to all employees.

Other Compensation-Related Practices and Policies
Change in Control Agreements
As further described under "EXECUTIVE COMPENSATION TABLES — Termination and Change in Control Arrangements" below, we have entered into change in control agreements (the "CIC Agreements") with each of Messrs. Gliklich, Dorman, Benson and Capps. The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company (as defined in the CIC Agreements) and separation from service within a period from six months prior to a change in control to two years following the change in control.
In line with best practices, our CIC Agreements do not:
•have a liberal definition of change in control;
•provide termination payments or benefits without involuntary job loss or substantial diminution of duties;
•provide termination cash payments in excess of 2 times base salary and annual cash target bonus; or
•provide for tax gross-ups.
The Compensation Committee periodically reviews the form of CIC Agreement as well as the list of executives eligible for this agreement. We believe CIC Agreements serve the best interests of the Company and our stockholders by allowing our executives to exercise sound business judgment without fear of significant economic loss in the event they lose their employment with the Company as a result of a change in control. The Compensation Committee also believes, from its experience and based upon the advice of independent compensation consultants, that such arrangements are competitive, reasonable and necessary to attract and retain key executives. The CIC Agreements do not materially affect the Compensation Committee’s annual compensation determinations, as the terms of such agreements are triggered only in connection with a change in control.
No Liberal Share Recycling
If an LTI Award is forfeited or if an SOP award expires prior to being exercised, the shares subject to that award will again become available for issuance under the 2013 Plan. However, it is our policy that shares of common stock that are tendered by a participant or withheld by the Company to pay the exercise price or withholding taxes relating to the vesting, exercise or settlement of any LTI Awards do not become available for issuance again as future awards under the 2013 Plan.
Clawback Policy
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the "Dodd-Frank Act"), requires stock exchanges to adopt rules requiring listed companies to develop and implement a policy for recovery (i.e., clawback) of incentive-based compensation from executive officers in the event of the restatement of previously published financial statements resulting from a material accounting error, material non-compliance with financial reporting requirements or violations of U.S. securities laws.
Each of our outstanding LTI Award agreements effectively allows awards to be subject to clawback provisions to be adopted by the Company in the future whereby the Company may (i) cause the cancellation of the LTI Awards, (ii) require reimbursement of any benefit conferred under the LTI Awards to the recipient or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation, provided under the 2013 Plan or otherwise, in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law.
Once the SEC approves final rules, the Compensation Committee will consider adopting a clawback policy as necessary to ensure compliance with such regulations.
Equity Holding Policy
To ensure strong linkage between the interests of our management team and those of our stockholders, the Compensation Committee has adopted stock ownership guidelines. Under this policy, all officers of the Company, including the Named Executive Officers and certain other employees who receive LTI Awards, are required to meet certain equity holding requirements within five years after the later of (i) March 17, 2015, or (ii) the date such person becomes an officer of the Company or such employee first receives a LTI Award. Holding requirements include:
•CEO: five times base salary;
•Other officers: two times base salary; and
•Other management equity recipients: one time base salary.
For purposes of these stock ownership guidelines, equity includes: (i) shares of common stock beneficially owned by or on behalf of an individual or an immediate family member residing in the same household, including stock held in trusts or IRS approved plans; (ii) vested or unvested PRSUs or RSUs; and (iii) the net value, expressed in shares of common stock, of any vested stock options (SOPs).
As of the date of this Proxy, all Named Executive Officers were in compliance with this policy.
Hedging and Pledging Securities
Our Insider Trading Policy precludes all directors, executive officers and certain other designated employees from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow the individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the holder of these securities may no longer have the same objectives as the Company's other stockholders. In addition, directors, executive officers and certain employees may not engage in short sales of the Company's securities, and we advise our directors, executive officers and certain employees to exercise caution when opening margin accounts or pledging the Company's securities. These policies are designed to ensure compliance with our Insider Trading Policy and other applicable insider trading rules.

Use of Consultants and Other Advisors
Our Compensation Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Compensation Committee and its inquiries regarding management pay, compensation design and other related matters. The Compensation Committee may ask that management participate in these engagements. However, use of a particular consulting firm by the Compensation Committee does not preclude management from hiring a different consulting firm. In 2019, the Compensation Committee engaged Willis Towers Watson to review the Company's executive compensation components and performance levels.
Tax Considerations
Section 162(m) of the IRS Code generally places a $1 million limit on the amount of compensation a publicly-traded company can deduct in any one year for certain executive officers. Historically, Section 162(m) contained an exception to the $1 million limit on deductibility for "performance-based" compensation. Over the years, where reasonably practicable, we have worked to balance our compensation philosophy with the goal of achieving maximum deductibility under Section 162(m). However, the Compensation Committee may authorize compensation payments that would not qualify for an exemption when it believes, in its judgment, that such payments are appropriate to attract and retain executive talent.
The Tax Cuts and Jobs Act of 2017 eliminated the "performance-based" exemption under Section 162(m), effective for taxable years beginning after December 31, 2017, such that compensation paid to each of our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief that applies to compensation paid under binding contracts that were in effect as of November 2, 2017. As a result, no assurance can be given that executive compensation intended in the past to satisfy the requirements for exemption from Section 162(m) in fact will. The Compensation Committee may determine to make changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers. Further, the Compensation Committee may award compensation in the future that is not fully deductible under Section 162(m) if it believes that such compensation packages will best attract, retain, and award successful executives while contributing to the achievement of the Company's business objectives.

EMPLOYMENT ARRANGEMENTS
None of the Named Executive Officers is a party to a written employment agreement. Their respective total direct compensation is approved by the Compensation Committee and generally determined by the compensation plans in which they participate or other arrangements as described above and in "Potential Payments upon Termination or Change in Control" under "EXECUTIVE COMPENSATION TABLES" below. In addition, their respective base salary is reviewed, determined and approved on an annual basis by the Compensation Committee.
Scot R. Benson and the Company are parties to a severance agreement, dated June 6, 2013. See "EXECUTIVE COMPENSATION TABLES — Termination and Change in Control Arrangements" below.
Each of Messrs. Gliklich, Dorman, Benson and Capps entered into a CIC Agreement with the Company which governs the payments to be received by each of them upon a change in control (as defined in the CIC Agreements). See "EXECUTIVE COMPENSATION TABLES — Termination and Change in Control Arrangements" below.
Former Executives
The Company had employment agreements in place with Rakesh Sachdev until his retirement as CEO on January 31, 2019 and John P. Connolly until his resignation as CFO on March 12, 2019. In connection with their departures, Messrs. Sachdev and Connolly entered into separation arrangements. For more information, see "EXECUTIVE COMPENSATION TABLES — Termination and Change in Control Arrangements" below.

INDEMNITY AGREEMENTS
We entered into Director and Officer Indemnification Agreements with certain officers to cover any personal liability in connection with their services to the Company. In addition, our Certificate of Incorporation, as amended, and our Amended and Restated By-Laws provide that we will indemnify any of our officers, including each Named Executive Officers, to the fullest extent permitted by applicable law, against any and all costs, expenses or liabilities incurred by them by reason of being or having been an officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this Report of the Compensation Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
E. Stanley O’Neal, Chairman
Ian G.H. Ashken
Nichelle Maynard-Elliott

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table
The following summary compensation table sets forth information concerning the annual and long-term compensation of our current CEO and CFO, each of our three other executive officers whose 2019 annual salary and bonus exceeded $100,000, and our former CEO and CFO (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(8)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(11)	All Other Compensation ($)(12)	Total ($)

Benjamin Gliklich(1)	2019	704,980	1,100,000	666,667	333,338	480,000	—	46,990	3,331,975
	2018	479,880	550,000	525,005	—	446,288	—	34,753	2,035,926
CEO	2017	465,000	—	501,900	131,255	506,850	—	17,280	1,622,285

Carey J. Dorman(2)	2019	350,000	166,667	283,342	141,668	180,000	—	26,769	1,148,446
	2018	—	—	—	—	—	—	—	—
CFO	2017	—	—	—	—	—	—	—	—

Scot R. Benson(3)	2019	691,667	—	666,667	333,338	448,000	203,021	17,880	2,360,573
President &	2018	—	—	—	—	—	—	—	—
COO	2017	—	—	—	—	—	—	—	—

John E. Capps	2019	520,200	833,333	350,009	175,002	332,928	—	17,880	2,229,352
EVP - General Counsel & Secretary	2018	520,200	416,667	525,005	—	483,786	—	17,580	1,963,238
	2017	510,000	—	501,900	131,255	555,900	—	17,280	1,716,335

Patricia A. Mount(4)	2019	263,026	83,333	83,338	41,671	84,481	—	17,880	573,729
	2018	—	—	—	—	—	—	—	—
VP - Program Mgt & Integration	2017	—	—	—	—	—	—	—	—

Rakesh Sachdev(5)	2019	87,550	4,000,000	508,126	—	—	—	177,245	4,772,921
	2018	1,050,600	2,000,000	3,000,001	—	977,058	—	17,580	7,045,239
Former CEO	2017	1,030,000	—	2,868,046	750,000	1,222,700	—	17,280	5,888,026

John P. Connolly(6)	2019	109,975	166,667	223,609	108,336	150,000	—	301,937	1,060,524
	2018	439,900	83,333	475,006	—	409,107	—	17,580	1,424,926
Former CFO	2017	415,000	150,000	315,015	—	452,350	—	17,280	1,349,645
(1) Mr. Giklich was appointed as CEO on January 31, 2019.
(2) Mr. Dorman was appointed as CFO on March 12, 2019. Mr. Dorman was not a Named Executive Officer in 2018 or 2017.
(3) Mr. Benson was appointed as President & COO on January 31, 2019. Prior to his appointment, Mr. Benson served as President of the Company's former Performance Solutions segment. Mr. Benson was not a Named Executive Officer in 2018 or 2017.
(4) Ms. Mount was appointed as an executive officer of the Company on December 13, 2019. Ms. Mount was not a Named Executive Officer in 2018 or 2017.

(5) Reflects Mr. Sachdev's compensation as former CEO of the Company for the month of January 2019. In connection with his retirement on January 31, 2019, his 2018 RSUs, 2017 PRSUs and RSUs and unvested portion of his 2016 SOPs indicated in the Stock Awards and Option Awards columns were accelerated assuming, with respect to PRSUs, a performance achievement level at "target" (i.e., 1.0x). As a result, the 2019 amounts shown in the Stock Awards and Option Awards columns include the aggregate incremental fair value attributable to the acceleration of vesting of these PRSUs, RSUs and SOPs, as explained in footnote (8) below. See also "—Option Exercises and Stock Vested in 2019" and "—Termination and Change in Control Arrangements — Other Separation Arrangements" below.
In addition, upon his retirement, Mr. Sachdev was appointed as a member of the Board. The following table set forth the compensation earned for his services as a director during the year ended December 31, 2019 which compensation is included in the "All Other Compensation" column:

	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)	Total ($)
Rakesh Sachdev	68,750	100,005	—	168,755
(a)Includes the annual non-executive director fee described under "DIRECTOR COMPENSATION" above.
(b)Reflects the aggregate grant date fair value of RSUs granted to Mr. Sachdev in 2019 computed in accordance with FASB ASC Topic 718. Mr. Sachdev was granted 9,681 RSUs on June 5, 2019, the date of the Company's 2019 annual meeting of stockholders, as compensation for his directorship in 2019-2020. These RSUs were unvested and outstanding at December 31, 2019 and will vest on June 5, 2020, subject to continuous directorship through and on such vesting date. For additional information on the valuation assumptions, refer to Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report.
(6) Reflects Mr. Connolly's compensation as former CFO of the Company. In connection with his departure, all of Mr. Connolly's 2019 LTI Awards were forfeited and portions of his 2018 and 2017 PRSUs and RSUs included in the Stock Awards column were accelerated to April 10, 2019 assuming, with respect to PRSUs, a performance achievement level at "target" (i.e., 1.0x). As a result, the 2019 amount shown in the Stock Awards column includes the aggregate incremental fair value attributable to the acceleration of vesting of these PRSUs and RSUs, as explained in footnote (8) below. See also "—Option Exercises and Stock Vested in 2019" and "—Termination and Change in Control Arrangements — Other Separation Arrangements" below. The amount in the Non-Equity Incentive Compensation column represents a lump sum payment which the Company agreed to pay in lieu of any portion of the cash bonus under the Annual Bonus Plan Mr. Connolly would otherwise have received for 2019.
(7) The 2019 amounts in this column represent the balance of cash transaction bonuses paid in 2019 in connection with the successful close of the Arysta Sale.
(8)  The amounts in this column represent the aggregate grant date fair value of equity awards granted during each respective year computed in accordance with FASB ASC Topic 718. For details on and assumption used in calculating the grant date fair value of the RSUs and PRSUs, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report; Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019; and Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018. The grant date fair value attributable to the PRSUs pertains to the 100% target level of these awards if the performance conditions are satisfied and is based on the probable outcome of such conditions. The maximum grant date potential values for the 2019 PRSU awards to Messrs. Gliklich, Dorman, Benson, Capps and Ms. Mount are $1,000,001, $425,012, $1,000,001, $525,014 and $125,006, respectively. Mr. Sachdev's 2019 amount consists of $508,126, the aggregate incremental fair value attributable to the acceleration of portions of his 2018 RSUs, 2017 PRSUs and RSUs, and unvested portion of his 2016 SOPs. The incremental fair value of the modified PRSUs, RSUs and SOPs is reported using the value on January 31, 2019, the modification date, calculated in accordance with FASB ASC Topic 718. Mr. Connolly's 2019 amount consists of $6,936 the aggregate incremental fair value attributable to the acceleration of portions of his 2018 and 2017 PRSUs and RSUs which is reported using the value on April 10, 2019, the modification date, calculated in accordance with FASB ASC Topic 718.

On January 30, 2019, Messrs. Gliklich, Benson and Capps received key executives long-term stretch awards of 909,091, 681,818 and 227,273 PRSUs, respectively. The grant date fair value of these PRSUs was $11.10 per share. Mr. Dorman received the same award of 113,637 PRSUs on March 12, 2019 with a grant date fair value of $11.36 per share. The vesting of these PRSUs is subject to the achievement by the Company of an adjusted EPS target of $1.36 per share in any fiscal year ending on or before December 31, 2022, and continuous service. At their respective grant dates, the outcome of achieving the performance condition was deemed improbable for purposes of FASB ASC Topic 718.
(9) The amounts in this column reflect the aggregate grant date fair value of SOPs granted in 2019 and 2017 under the 2013 Plan calculated in accordance with FASB ASC Topic 718. There were no SOPs granted in 2018. For details on and assumption used in calculating these amounts, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report and Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018.
(10) The amounts reported in this column reflect annual cash incentive compensation earned under the Annual Bonus Plan in 2019, 2018 and 2017. Payments under this program are typically made in the first quarter of the year following the year in which the bonus was earned after finalization of the Company's audited consolidated financial statements. See "COMPENSATION DISCUSSION AND ANALYSIS - Components of the Executive Compensation Program - Cash Compensation - Annual Bonus Plan (Variable)" above.
(11) This column shows the change in pension value under the Pension Plan and the SERP ($134,762 and $68,259, respectively) from December 31, 2018 to December 31, 2019, calculated using ASC 715 disclosure assumptions for 2019. These assumptions include changes in value due to changes in discount rates, mortality assumptions, retirement age assumptions, and additional pay accruals. Accumulated benefit is calculated based on credited service and pay as of the measurement date. Service accruals for the Pension Plan and the SERP, as well as pay accruals for the SERP, ended on December 31, 2013 due to a freeze of both plans. Scot R. Benson is the only Named Executive Officer eligible to participate in the Pension Plan and the SERP. For more information, see "2019 Pension Benefits" below.
(12) These amounts in 2019 consist of: Company-sponsored life insurance: $1,080 for all Named Executive Officers, except for Mr. Sachdev ($90) and Mr. Connolly ($270); and Company contribution to the 401(k) Plan: $16,800 for all Named Executive Officers, except for Messrs. Sachdev and Connolly ($8,400 each). Company contributions to the 401(k) Plan for each Named Executive Officer represent the aggregate match and non-elective contributions made by the Company to each Named Executive Officer in 2019. Non-elective contributions of 3% of eligible compensation may be allocated to eligible participants who were credited with at least 1,000 hours of service in the year. For 2019, the Company contributed $8,400 as non-elective contribution of 3% of eligible compensation to each Named Executive Officer, except Messrs. Sachdev and Connolly. For Messrs. Gliklich and Dorman, the 2019 amounts also include relocation expenses of $29,110 and $8,889, respectively. For Mr. Sachdev, the 2019 amount also includes the compensation earned for his services as a director during the year, as described in footnote (5) above. For Mr. Connolly, the 2019 amount also includes the aggregate amount of $293,267 received in 2019 as severance payments.
Pay Ratio
For 2019, we estimate the ratio of our CEO to median employee pay to be approximately 106 to 1, down from approximately 143 to 1 in the prior year. Excluding the balance of the Arysta Sale transaction bonus received by Mr. Gliklich, other executives and certain employees following the successful close of the Arysta Sale, the CEO to median employee pay would have been approximately 81 to 1, down from approximately 102 to 1 last year. We believe these pay ratios represent reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K.
Due to the material change in our employee population that resulted from the Arysta Sale in January 2019 and the acquisition of the Kester business in December 2019, we identified a new median employee in 2019 by examining our new total employee population of 4,323 full-time and part-time employees, contractors and consultants at December 31, 2019 while, in accordance with the SEC rules, excluding our CEO, consultants who were not paid directly by the Company and employees from certain foreign jurisdictions representing in aggregate less than 5% of our employee base whose compensation was not considered representative of our global workforce post Arysta Sale.* We then used base salary, incentive compensation (including Annual Bonus Plan target awards and LTI Awards) and other incentive payments to determine the median employee; which methodology did not significantly change from the methodology we used previously. We did not make any cost-of-living or other adjustments. Foreign exchange rates were translated to their U.S. dollar equivalent based on rates at December 31, 2019. In 2019, both Mr. Gliklich and Mr. Sachdev served as CEO of the Company. CEO compensation for purposes of this disclosure is $4,620,138 (or $3,520,138 excluding the Arysta Sale transaction bonus) and represents the total compensation for Mr. Gliklich as CEO for 2019, annualized based on his period of service during 2019 and reasonable estimates regarding the composition of his compensation that would have been applicable had he been employed as CEO for the entire year. Mr. Gliklich was appointed CEO on January 31, 2019.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
* These countries and their approximate headcounts at December 31, 2019 were: Australia (12), Austria (1), Belgium (16), Canada (6), Colombia (1), Czech Republic (6), India (135), Philippines (4), Poland (8), Portugal (3), Slovakia (4), Sweden (8), Switzerland (2) and Vietnam (10) for a total of 216 non-U.S. employees. At December 31, 2019, using the methodology required by the SEC rules, we had approximately 1,070 U.S. employees and approximately 3,469 employees in other countries, for a total of approximately 4,539 employees globally factored into the sample before the country exclusions listed above.
Grants of Plan-Based Awards in 2019
The following table sets forth the cash bonus under the Annual Bonus Plan and the LTI Awards granted in 2019 to each of the Named Executive Officers with the aggregate grant date fair value of each grant disclosed on a grant-by-grant basis. For more information about our 2019 Annual Bonus Plan and LTI Program, see "Cash Compensation — Annual Bonus Plan (Variable)" and "Equity-Based Long-Term Incentives — LTI Program (Variable)" under "COMPENSATION DISCUSSION AND ANALYSIS — Components of the Executive Compensation Program" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)

	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Benjamin Gliklich	Bonus	—	—	750,000	1,500,000	—	—	—	—	—	—	—
	PRSUs	2/20/19	—	—	—	29,395	58,789	88,184	—	—	—	666,667
	SOPs	2/20/19	—	—	—	—	—	—	—	64,227	11.34	333,338
	PRSUs	1/30/19	—	—	—	—	909,091	—	—	—	—	10,090,910

Carey J. Dorman	Bonus	—	—	281,250	562,500	—	—	—	—	—	—	—
	PRSUs	3/15/19	—	—	—	8,656	17,312	25,968	—	—	—	183,334
	SOPs	3/15/19	—	—	—	—	—	—	—	19,380	10.59	91,667
	PRSUs	3/12/19	—	—	—	—	113,637	—	—	—	—	1,290,916
	PRSUs	2/20/19	—	—	—	4,410	8,819	13,229	—	—	—	100,007
	SOPs	2/20/19	—	—	—	—	—	—	—	9,634	11.34	50,001

Scot R. Benson	Bonus	—	—	700,000	1,400,000	—	—	—	—	—	—	—
	PRSUs	2/20/19	—	—	—	29,395	58,789	88,184	—	—	—	666,667
	SOPs	2/20/19	—	—	—	—	—	—	—	64,227	11.34	333,338
	PRSUs	1/30/19	—	—	—	—	681,818	—	—	—	—	7,568,180

John E. Capps	Bonus	—	—	520,200	1,040,400	—	—	—	—	—	—	—
	PRSUs	2/20/19	—	—	—	15,433	30,865	46,298	—	—	—	350,009
	SOPs	2/20/19	—	—	—	—	—	—	—	33,719	11.34	175,002
	PRSUs	1/30/19	—	—	—	—	227,273	—	—	—	—	2,522,730

Patricia A. Mount	Bonus	—	—	132,001	264,002	—	—	—	—	—	—	—
	PRSUs	2/20/19	—	—	—	3,675	7,349	11,024	—	—	—	83,338
	SOPs	2/20/19	—	—	—	—	—	—	—	8,029	11.34	41,671

Rakesh Sachdev(1)	Bonus	—	—	—	—	—	—	—	—	—	—	—
	PRSUs	1/31/19	—	—	—	—	—	—	112,782	—	—	—
	RSUs	1/31/19	—	—	—	—	—	—	153,943	—	—	—

John P. Connolly(2)	Bonus	—	—	—	—	—	—	—	—	—	—	—
	PRSUs	4/10/19	—	—	—	—	—	—	28,241	—	—	5,204
	RSUs	4/10/19	—	—	—	—	—	—	11,834	—	—	1,732
	PRSUs	2/20/19	—	—	—	9,554	19,107	28,661	—	—	—	216,673
	SOPs	2/20/19	—	—	—	—	—	—	—	20,874	11.34	108,336

(1) Mr. Sachdev retired as CEO on January 31, 2019. The 1/31/19 amounts represent the 2018 and 2017 PRSUs and RSUs which were accelerated in connection with his retirement. The grant date fair value of these modified awards is equal to the incremental fair value of the modified awards, calculated in accordance with FASB ASC Topic 718. For further details on and assumption used in calculating the grant date fair value of LTI Awards, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report.
(2) Mr. Connolly resigned as CFO on March 12, 2019. All the 2/20/19 grants were forfeited in connection with his resignation. The 4/10/19 amounts represent the portions of his 2018 and 2017 PRSUs and RSUs which were accelerated. The grant date fair value of these modified awards is equal to the incremental fair value of the modified awards, calculated in accordance with FASB ASC Topic 718. For further details on and assumption used in calculating the grant date fair value of LTI Awards, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report.
(3) Amounts shown represent the payouts under the Annual Bonus Plan for 2019 at each payout level. Depending on the Bonus Pool Factor and achievement of each of the Performance Metrics, an executive has the opportunity to earn from 0% to 200% of his or her Annual Bonus Plan target opportunity (50% of her base salary for Ms. Mount, 75% base salary for Mr. Dorman and 100% base salary for the other Named Executive Officers). The actual payouts for 2019 can be found in the "Non-Equity Incentive Plan Compensation" column of the 2019 Summary Compensation Table above. For more information about the Annual Bonus Plan, see "COMPENSATION DISCUSSION AND ANALYSIS" above.
(4) Amounts shown in the "Target" column are the number of PRSUs granted in 2019 under the 2013 Plan if adjusted organic EBITDA compound annual growth and adjusted EPS each achieves their target goals of 6.5% and $1.05, respectively. The "threshold" column corresponds to the number of PRSUs earned if adjusted organic EBITDA compound annual growth and adjusted EPS each achieves their threshold goals of 5% and $1.0, respectively. The "Maximum" column corresponds to the number of PRSUs earned if adjusted organic EBITDA compound annual growth and adjusted EPS each achieves their stretch goals of 8% and $1.10, respectively. For additional information about the 2019 PRSU awards, see "Components of the Executive Compensation Program — Equity-Based Long-Term Incentives — LTI Program (Variable)" in "COMPENSATION DISCUSSION AND ANALYSIS" above.
The 1/30/19 and 3/12/19 target amounts in this column represent key executive long-term stretch PRSUs granted in connection with the management changes that took effect upon the closing of the Arysta Sale, and a strategic review of the Company’s long-term performance incentive structure undertaken to establish strategic goals to promote the creation of exceptional stockholder value. The vesting of these grants is subject to the achievement by the Company of an adjusted EPS target from continuing operations of $1.36 per share in any fiscal year ending on or before December 31, 2022, and continuous service.
(5) The amounts in this column represent the aggregate grant date fair value of the LTI Awards granted to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of PRSU awards pertains to the 100% target portion of those awards payable in shares of the Company's common stock if the performance conditions are satisfied and is based on the probable outcome of such conditions. For further details on and assumption used in calculating the grant date fair value of LTI Awards, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in the 2019 Annual Report.
Outstanding Equity Awards at Year End
The following table summarizes information regarding the outstanding PRSUs, RSUs and SOPs held by each Named Executive Officer at December 31, 2019:

						Stock Awards(1)
		Option Awards(1)				Time-Based RSUs		Performance-Based RSUs
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Award: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Benjamin Gliklich	2/20/19	—	—	—	—	—	—	58,789	686,656
	2/20/19	—	64,227	11.34	2/20/29	—	—	—	—
	1/30/19	—	—	—	—	—	—	909,091	10,618,183
	2/19/18	—	—	—	—	—	—	34,148	398,849
	2/19/18	—	—	—	—	11,381	132,930	—	—
	2/21/17	—	—	—	—	—	—	19,736	230,516
	2/21/17	—	—	—	—	9,869	115,270	—	—
	2/21/17	14,464	7,231	13.30	2/21/27	—	—	—	—
	3/16/16	30,637	—	7.95	3/17/26	—	—	—	—

						Stock Awards(1)
		Option Awards(1)				Time-Based RSUs		Performance-Based RSUs
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Award: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Carey J. Dorman	3/15/19	—	—	—	—	—	—	17,312	202,204
	3/15/19	—	19,380	10.59	3/15/29	—	—	—	—
	3/12/19	—	—	—	—	—	—	113,637	1,327,280
	2/20/19	—	—	—	—	—	—	8,819	103,006
	2/20/19	—	9,634	11.34	2/20/29	—	—	—	—
	2/19/18	—	—	—	—	—	—	6,504	75,967
	2/19/18	—	—	—	—	2,168	25,322	—	—
	2/21/17	—	—	—	—	—	—	5,038	58,844
	2/21/17	—	—	—	—	2,481	28,978	—	—
Scot R. Benson	2/20/19	—	—	—	—	—	—	58,789	686,656
	2/20/19	—	64,227	11.34	2/20/29	—	—	—	—
	1/30/19	—	—	—	—	—	—	681,818	7,963,634
	2/19/18	—	—	—	—	—	—	43,904	512,799
	2/19/18	—	—	—	—	14,633	170,913	—	—
	2/21/17	—	—	—	—	—	—	22,556	263,454
	2/21/17	—	—	—	—	11,279	131,739	—	—
	2/21/17	16,530	8,264	13.30	2/21/27	—	—	—	—
	3/16/16	10,212	—	7.95	3/17/26	—	—	—	—
John E. Capps	2/20/19	—	—	—	—	—	—	30,865	360,503
	2/20/19	—	33,719	11.34	2/20/29	—	—	—	—
	1/30/19	—	—	—	—	—	—	227,273	2,654,549
	2/19/18	—	—	—	—	—	—	34,148	398,849
	2/19/18	—	—	—	—	11,381	132,930	—	—
	2/21/17	—	—	—	—	—	—	19,736	230,516
	2/21/17	—	—	—	—	9,869	115,270	—	—
	2/21/17	14,464	7,231	13.30	2/21/27	—	—	—	—
	5/31/16	25,615	—	9.52	6/1/26	—	—	—	—
Patricia A. Mount	2/20/19	—	—	—	—	—	—	7,349	85,836
	2/20/19	—	8,029	11.34	2/20/29	—	—	—	—
	2/19/18	—	—	—	—	—	—	6,504	75,967
	2/19/18	—	—	—	—	2,168	25,322	—	—
	2/21/17	—	—	—	—	—	—	5,038	58,844
	2/21/17	—	—	—	—	2,481	28,978	—	—
Rakesh Sachdev	6/5/19	—	—	—	—	9,681	113,074	—	—
	2/19/18	—	—	—	—	—	—	195,131	2,279,130
John P. Connolly	—	—	—	—	—	—	—	—	—
(1) LTI Awards become exercisable or vested in accordance with the equity award vesting summary set forth below, subject to the satisfaction of the applicable performance conditions (in the case of PRSUs) and accelerated vesting in certain circumstances. See "Components of the Executive Compensation Program — Equity-Based Long-Term Incentives — LTI Program (Variable)" in "COMPENSATION DISCUSSION AND ANALYSIS" above.
In connection with his retirement as CEO in January 2019, all LTI Awards granted to Mr. Sachdev were either vested or forfeited, except for his 2016 PRSUs and RSUs which vested according to their original vesting schedule in March 2019 and his 2018 PRSUs which remain outstanding and will vest according to their original vesting schedule in February 2021, subject to the satisfaction of the applicable performance conditions. This table includes Mr. Sachdev's 9,681 RSUs granted on June 5, 2019 as compensation for his directorship in 2019-2020. See footnote (5) of the 2019 Summary Compensation Table above.
In connection with his resignation as CFO in March 2019, all LTI Awards granted to Mr. Connolly were either vested or forfeited, except for his 2016 RSUs which remained outstanding and vested according to their original vesting schedule in March 2019.
(2) This column reflects the market value at December 31, 2019 of the unvested outstanding RSUs determined by multiplying the number of shares underlying the RSUs by $11.68, the closing price of the Company's common stock on December 31, 2019.
(3) This column reflects the market value at December 31, 2019 of the unvested outstanding PRSUs assuming achievement of a 100% target payout. The market value is determined by multiplying the number of shares underlying the PRSUs by $11.68, the closing price of the Company's common stock on December 31, 2019.
Equity award vesting summary for outstanding LTI Awards at December 31, 2019:

Equity Award Vesting Summary
PRSUs	Grant Date	Eligible for vesting on/at:
	3/15/2019	December 31, 2021 (Adjusted Organic EBITDA Compound Annual Growth and Adjusted EPS)
	3/12/2019	End of any year ending on or before December 31, 2022 (Adjusted EPS)
	2/20/2019	December 31, 2021 (Adjusted Organic EBITDA Compound Annual Growth and Adjusted EPS)
	1/30/2019	End of any year ending on or before December 31, 2022 (Adjusted EPS)
	2/19/2018	February 19, 2021 (Adjusted Organic EBITDA Growth)
	2/21/2017	December 31, 2019 (Return on Invested Capital, or ROIC) and February 20, 2020 (Total Shareholder Return, or TSR)
RSUs	Service Period	Vested/vests on:
	6/5/2019	June 5, 2020
	2/19/2018	Feb. 19, 2019; Feb. 19, 2020 and Feb. 19, 2021 (1/3 increments)
	2/21/2017	February 20, 2020
SOPs	Grant Date	One-third vested/vests on each of:
	3/15/2019	March 15, 2020; March 15, 2021 and March 15, 2022
	2/20/2019	Feb. 20, 2020; Feb. 20, 2021 and Feb. 20, 2022
	2/21/2017	Feb. 21, 2018; Feb. 21, 2019 and Feb. 21, 2020
	5/31/2016	May 31, 2017; May 31, 2018 and May 31, 2019
	3/16/2016	March 16, 2017; March 16, 2018 and March 16, 2019

Option Exercises and Stock Vested in 2019
The following table summarizes information regarding the value realized by the Named Executive Officers on the exercise of SOPs and vesting of PRSUs and RSUs during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Award Type	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Benjamin Gliklich	—	—	RSUs(1)	15,723	166,507
	—	—	RSUs(2)	5,691	62,942
	—	—	PRSUs(1)	50,159	531,184
	—	—	PRSUs(1)	50,000	529,500
Carey J. Dorman	—	—	RSUs(1)	4,151	43,959
	—	—	RSUs(2)	1,085	12,000
	—	—	PRSUs(1)	13,444	142,372
Scot R. Benson	—	—	RSUs(1)	15,723	166,507
	—	—	RSUs(2)	7,317	80,926
	—	—	PRSUs(1)	50,159	531,184
John E. Capps	—	—	RSUs(1)	13,130	139,047
	—	—	RSUs(2)	5,691	62,942
	—	—	PRSUs(1)	41,886	443,573
Patricia A. Mount	—	—	RSUs(1)	4,151	43,959
	—	—	RSUs(1)	4,151	43,959
	—	—	RSUs(2)	1,085	12,000
	—	—	PRSUs(1)	12,138	128,541
	—	—	PRSUs(1)	14,750	156,203
Rakesh Sachdev	183,824(3)	508,126	—	—	—
	—	—	RSUs(1)	94,340	999,061
	—	—	RSUs(4)	56,391	625,940
	—	—	RSUs(4)	97,552	1,082,827
	—	—	PRSUs(1)	300,944	3,186,997
	—	—	PRSUs(4)	112,782	1,251,880
John P. Connolly	—	—	RSUs(2)	5,149	56,948
	—	—	PRSUs(1)	31,882	337,630
	—	—	RSUs(5)	9,845	104,849
	—	—	PRSUs(5)	9,446	100,600
	—	—	RSUs(5)	4,653	49,554
	—	—	PRSUs(5)	5,785	61,610
	—	—	RSUs(5)	2,850	30,353
	—	—	RSUs(5)	4,331	46,125
	—	—	PRSUs(5)	13,010	138,557
(1)  Awards granted in 2015 and 2016 which vested on March 15, 2019. The value realized, presented on a pre-tax basis, is based on the closing price of the Company's common stock on the vesting date ($10.59).

(2)  Awards granted in 2018 of which a 1/3 increment vested on February 19, 2019. The value realized, presented on a pre-tax basis, is based on the closing price of the Company's common stock on the vesting date ($11.06).
(3)  SOPs granted to Mr. Sachdev in 2016 which were fully vested on January 31, 2019 in connection with his retirement as CEO of the Company and exercised by Mr. Sachdev through a "cashless exercise" on June 11, 2019. The value realized, presented on a pre-tax basis, is the product of the number of stock options exercised by the difference between the weighted-average selling price of the shares of the Company's common stock sold on the date of exercise and the exercise price ($7.95/SOP).
(4)  Awards granted to Mr. Sachdev in 2017 and 2018 which vesting was accelerated to January 31, 2019 in connection with his retirement as CEO of the Company. The values realized, presented on a pre-tax basis, is based on the closing price of the Company's common stock on the day prior to the accelerated vesting date ($11.10).
(5)  Awards granted to Mr. Connolly in 2018 and 2017 which vesting was accelerated to April 10, 2019 in connection with resignation as CFO of the Company. The value realized is based on the closing price of the Company's common stock on the accelerated vesting date ($10.65).
Termination and Change in Control Arrangements
Severance Benefits in Connection with a Change in Control
The Company entered into CIC Agreements with each of Messrs. Gliklich, Dorman, Benson and Capps.
The CIC Agreements state that a "change in control" will be deemed to have occurred generally when (i) any person becomes the beneficial owner, directly or indirectly, of more than 30% of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the Company's voting securities; (ii) any person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the surviving entity following a reorganization, merger, share exchange or consolidation; or (iii) the Company is liquidated or sells all or substantially all of its assets; in each case subject to exceptions.
The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company and separation from service of the executive. Pursuant to such provisions, if a change in control occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case during the six months prior to or within two years following the change in control, the executive will be entitled to receive, subject to the signing of a general release of claims and compliance with restrictive covenants, a lump sum termination cash payment equal to 2, multiplied by each of the executive’s base salary and target bonus as of the date of termination of the executive's employment or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. The CIC Agreements do not provide for any excise tax gross-up.
In connection with the termination payments described under "— Potential Payments upon Termination or Change in Control" below, the CIC Agreements require that executives agree to protect any Company's confidential information acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his or her employment with the Company and for a period of 18 months following termination of employment. Pursuant to the terms of the CIC Agreements, a breach by any executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and/or require the executive to repay, certain termination payments.
Granting of any CIC Agreement requires advance approval of the Compensation Committee.
Other Separation Arrangements
Scot R. Benson, President & COO

Pursuant to a severance agreement, dated June 6, 2013, if Mr. Benson's employment is involuntarily terminated without "Cause," he would be entitled to receive a severance amount equal to one year’s base salary, based upon the then most recent year period.
For purposes of the benefits payable to Mr. Benson upon early termination, "Cause" generally means (i) the conviction of, or plead guilty or nolo contendere to, any crime constituting a felony or involving dishonesty or moral turpitude; (ii) any activity that amounts to negligence and that significantly affects the business affairs or reputation of the Company; (iii) willful failure to perform duties, or performance of duties in a grossly negligent manner, which failure or performance continues for 20 days after written notice from the Company; or (iv) violation of the Company's standard policies, or the law, and such violation creates a significant liability (actual or potential) for the Company.
Rakesh Sachdev, Former CEO
Effective January 31, 2019, Rakesh Sachdev retired as CEO of the Company. In connection with his retirement, the Company and Mr. Sachdev agreed upon the acceleration of the vesting of (i) the outstanding RSUs granted to Mr. Sachdev in 2018 and 2017; (ii) the outstanding PRSUs granted to Mr. Sachdev in 2017, and (iii) the unvested portion of the SOPs granted to Mr. Sachdev in 2016, such that these accelerated awards became fully vested on January 31, 2019. Mr. Sachdev's PRSUs granted in 2018 were not vested but will continue to be eligible to vest, if at all, in accordance with their terms if the applicable performance targets are achieved within the performance period set forth therein. Similarly, PRSUs and RSUs granted to Mr. Sachdev in 2016 remained outstanding and vested in March 2019 according to their original vesting schedule. All other SOPs granted to Mr. Sachdev that remained unvested on January 31, 2019 were terminated and became null and void on that date. Finally, the Company approved the continuation of coverage for Mr. Sachdev under the Company’s medical and dental insurance plans at rates applicable to active employees through December 31, 2019.
John P. Connolly, Former CFO
Effective March 12, 2019, John P. Connolly resigned as CFO of the Company. In connection with his resignation, the Company and Mr. Connolly agreed that Mr. Connolly would be entitled to receive, among other things: (i) severance payments over a period of 12 months (the "Severance Period") at his base salary in effect at the time of the resignation, which is the amount Mr. Connolly would have been entitled to receive under his letter agreement, dated as of July 11, 2016, if the separation of his employment had been due to the termination by the Company without cause (as defined in the agreement); (ii) continuation of coverage under the Company’s medical and dental insurance plans at rates applicable to active employees until the earliest to occur of (x) the end of the Severance Period, (y) the date on which Mr. Connolly is eligible for Medicare, and (z) the date on which Mr. Connolly becomes eligible for coverage of a new employer; (iii) payment of the previously earned annual incentive cash bonus for 2018; (iv) a payment equal to $150,000 in lieu of any portion of an annual incentive cash bonus for 2019; and (v) the accelation of the vesting of a pro-rated number of the RSUs granted to Mr. Connolly in 2017 and 2018 and a pro-rated number of the PRSUs granted to Mr. Connolly in 2017 and 2018, assuming a performance achievement level at target, in each case based on the portion of the applicable three-year performance period during which Mr. Connolly was employed by the Company. Mr. Connolly's RSUs granted in 2016 were not vested but were allowed to remain outstanding and vested in March 2019 according to their original vesting schedule.
Potential Payments upon Termination or Change in Control
The following table shows the compensation payable to each Named Executive Officer, other than Messrs. Sachdev and Connolly, if the triggering events described in the headings of the table had occurred on December 31, 2019. The payments and benefits received by Mr. Sachdev and Mr. Connolly upon their departure from the Company are described under “ — Other Separation Arrangements” above.

The description below provides only estimates of the compensation that would be provided to each Named Executive Officer upon their termination of employment. In the event of a separation from the Company, any actual amounts would be determined based on the facts and circumstances in existence at that time. The amounts are in addition to vested or accumulated benefits under the Pension Plan and/or SERP, if applicable, benefits paid by insurance providers under life and disability insurance policies, and benefits generally available to the Company's U.S. salaried employees, such as vested or accumulated benefits under the Company-sponsored life insurance, 401(k) Plan and accrued vacation.
Unless stated otherwise, the LTI Awards valuation shown in the table below has been determined by multiplying (i) the number of shares underlying any unvested PRSUs (assuming achievement of a 100% target payout) and RSUs at December 31, 2019 by (ii) $11.68 per share, the closing price of the Company's common stock on December 31, 2019.

	Potential Payments upon Termination or Change in Control(1)
	Termination Without Cause or for Good Reason				Termination Without Cause or for Good Reason Within 6 Months Prior to or 2 Years Following a Change in Control(3)
Name	Salary ($)	Bonus ($)	LTI Awards Valuation ($)	Total ($)	Salary ($)	Bonus ($)	LTI Awards Valuation ($)(4)	Total ($)
Benjamin Gliklich	—	—	—	—	1,500,000	1,500,000	12,318,517	15,318,517
Carey J. Dorman	—	—	—	—	750,000	562,500	1,846,002	3,158,502
Scot R. Benson(2)	700,000	—	—	700,000	1,400,000	1,400,000	9,789,123	12,589,123
John E. Capps	—	—	—	—	1,040,400	1,040,400	3,959,410	6,040,210
Patricia A. Mount	—	—	—	—	—	—	277,677	277,677
(1) In accordance with SEC regulations, the total amounts in this table do not include any amount to be provided to a Named Executive Officer under any arrangement which does not discriminate in scope, terms or operation and which are available generally to all salaried employees. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination and the right to elect continued health coverage pursuant to COBRA).
(2) The "Termination Without Cause or for Good Reason" portion of this table reflects the terms of Mr. Benson's severance agreement, dated June 6, 2013. See "— Termination and Change in Control Arrangements — Other Separation Arrangements" above.
(3) Reflects the terms of the CIC Agreements, where applicable. See "— Termination and Change in Control Arrangements — Severance Benefits in Connection with a Change in Control" above.
(4) This column includes the value of accelerated unvested LTI Awards that would become exercisable or vest upon termination under the CIC Agreements or under the 2013 Plan at the discretion of the Compensation Committee, as applicable. These LTI Awards are shown in the "Outstanding Equity Awards at Year End" table included above. For disclosure purposes only, it was assumed that 100% of any applicable target was achieved for all PRSUs as of December 31, 2019. The value for PRSUs and RSUs was calculated using the $11.68, the closing price per share of the Company's common stock on December 31, 2019. With respect to SOPs, their value was calculated using the $11.68 closing price on December 31, 2019, less the per share SOP exercise price for the total number of "in-the-money" SOPs accelerated and deemed exercised. The difference between the 2016 SOP exercise price and the $11.68 closing price represents a spread of $3.73 per SOP for the 2016 SOP awards to Messrs. Gliklich and Benson, and $2.16 for the 2016 SOP award to Mr. Capps. The difference between the 2019 SOP exercise price and the $11.68 closing price represents a spread of $0.34 per SOP for the 2019 SOP awards to Messrs. Gliklich, Benson and Capps and Ms. Mount, and $1.09 and $0.34 for the

3/15/2019 SOP award and 2/20/2019 SOP award, respectively, to Mr. Dorman. The 2017 SOP awards were not "in-the-money" at December 31, 2019.
Post-Employment Payments
Unless otherwise provided in any applicable employment agreements, employment arrangements, CIC Agreements or LTI Awards agreements, the following is a description of potential post-employment payments relating to outstanding LTI Awards:
PRSU Awards
Except in the event of a change in control of the Company (as defined in the 2013 Plan), if a participant’s employment is terminated for any reason prior to (i) the end of the applicable performance period or (ii) a change in control of the Company, then all PRSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.
RSU Awards
If a recipient’s continuous service is terminated for any reason prior to the earlier of (i) the applicable RSU vesting date or (ii) a change in control of the Company (as defined in the 2013 Plan), then all RSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.
SOP Awards
To the extent not previously exercised or terminated as indicated below, SOP awards terminate immediately in the event of the liquidation or dissolution of the Company, or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the shares of common stock underlying such award are exchanged for or converted into securities issued by a successor or acquiring entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or its affiliate, assumes such SOP awards or substitutes an equivalent option or right pursuant to the 2013 Plan. The Compensation Committee may also, in its sole discretion and by written notice, cancel any SOP award (or portion thereof) that remains unexercised as of the date of a change in control (as defined in the 2013 Plan).
Termination Without Cause or Retirement
The participant may exercise the vested, unexercised portion of an SOP award at any time for 6 months after the date of termination in the case of termination of employment by us without cause.
"Cause," as defined in the 2013 Plan, means (i) the failure by a participant to perform, in a reasonable manner, his or her duties with us, (ii) any violation or breach by a participant of his or her employment, consulting or other similar agreement with us, if any, (iii) any violation or breach by a participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with us, (iv) any act by a participant of dishonesty or bad faith with respect to us, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects a participant’s work performance, or (vi) the commission by a participant of any act, misdemeanor, or crime reflecting unfavorably upon the participant or us. The good faith determination by the Compensation Committee of whether a participant’s continuous service was terminated by the Company for "Cause" shall be final and binding for all purposes.

Termination due to Death or Disability
If employment is terminated because of death or disability while in our employ, SOP awards granted under the 2013 Plan may be exercised by the participant or by his or her personal representative at any time during the 12-month period after the date of death or disability.
"Disability" means that the participant is permanently and totally disabled as provided in Section 422(c)(6) of the IRS Code, which ascribes disability to a person when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Termination for Cause or Voluntary Termination
If an employee is terminated by the Company for cause or voluntarily terminates employment with the Company for any reason other than retirement, disability or death, any unexercised portion of any SOP award granted to the employee will terminate with his or her termination of employment.
2019 Pension Benefits
The Company's Pension Plan and SERP were both frozen as of December 31, 2013 which means that future retirement service benefits are no longer accrued under either of these plans. Prior to December 31, 2013, the Pension Plan covered essentially all U.S. employees after one year of service. As a qualified plan, it was subject to maximum pay and benefit limits of the IRS Code. The SERP provided a supplement to an executive’s pension benefit equal to the amount that the executive would have received under the Pension Plan but for the tax limitations.
Scot R. Benson is the only Named Executive Officer eligible to participate in these plans. The following table shows the actuarial present value of his accumulated benefits under each plan, calculated as of December 31, 2019:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefits ($)(2)	Payment During Last Fiscal Year ($)

Scot R. Benson	Pension Plan	14.5	696,768	—
	SERP	14.5	375,974	—

(1) Mr. Benson's number of actual years of service is higher but the number of years credited service above is limited to the lesser of 30 years and the number of years of service as of December 31, 2013 under both plans.
(2) These amounts were calculated as of December 31, 2019, using assumptions consistent with those used in the Company’s financial statements for the fiscal year ended December 31, 2019. See Note 13, Pension, Post-Retirement and Post-Employment Plans, to the Consolidated Financial Statements included in our 2019 Annual Report for a description of these assumptions. The Pri-2012 Private Plans, Amounts-Weighted, Retirees Mortality generationally projected using MP-2019 mortality tables are used for the Pension Plan. The mortality table of section 417(e) of the IRS Code as of the measurement date is used for the SERP. For 2019, the discount rate was 3.25% for both plans. The present value of accumulated benefits under the Pension Plan is the present value of a single life annuity payable at the latest of the assumed retirement age or the measurement date. Assumed retirement age is age 60 for benefit "A" and age 65 for benefit "B" for both plans. The present value of accumulated benefits under the SERP is the present value of a lump sum payable at the latest of the assumed retirement age or the measurement date. The present value also includes benefits assuming commencement at the earliest unreduced retirement age of 60, or current age at measurement if later, and payable through age 65.
The following is a more detailed description of each plan:
Domestic Defined Benefit Pension Plan

The Pension Plan is a tax qualified retirement plan that provides retirement benefits to eligible participants who terminate employment or retire from the Company after meeting certain eligibility requirements. The Pension Plan benefits are based on a participant's number of years of credited service as of December 31, 2013, the Freeze Date of the plan, and such participant's average monthly compensation, which is determined as 1/60 of his or her average compensation for the five consecutive years during which the participant received the highest compensation, within the last 10 years of the participant's credited service. For purposes of the Pension Plan, a participant's compensation is defined as total compensation from the Company for the plan year which includes overtime, commissions and bonuses.
The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 60 for benefit "A" and 65 for benefit "B." Participants who complete five or more years of service with the Company may elect to receive an early retirement benefit following attainment of age 55. With respect to a "normal or late retirement," the formula used to calculate a participant's monthly pension benefit is (i) 1.50% of his or her average monthly compensation (reduced by 0.45% of the lesser of his or her monthly covered compensation and average monthly compensation) determined as of the Frozen Date (or the actual measurement date in the case of grandfathered participants, such as Mr. Benson), multiplied by his or her years of credited service prior to the Freeze Date, to a maximum of 30 years, less the balance of his or her accounts, if any, converted to a life annuity under certain profit sharing plans of the Company. If a participant retires "early" and choose to begin receiving benefits before his or her normal retirement age, his or her benefit is reduced. The formula used is the sum of the monthly amount that such participant would receive if the participant retired as of the Freeze Date, plus the monthly amount such participant would be entitled to beginning at age 65 through the Freeze Date (or the actual retirement date in the case of grandfathered participants, such as Mr. Benson), reduced by (i) 1/3% for each month by which the participant accelerates benefit commencement (i.e., 6% per year) between age 60 and 65, and (ii) an additional 1/3% for each month (i.e., 4% per year) between age 55 and 60 by which the participant accelerates benefit commencement. Mr. Benson is eligible to elect to receive an early retirement benefit.
Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may also earn increased pension benefits by working additional years which the Company may consider on a case-by-case basis.
Supplemental Executive Retirement Plan (SERP)
The SERP provides retirement benefits (as well as supplemental disability and death benefits) to certain management and highly compensated employees designated by the Board and participating in the Pension Plan.
SERP benefits payable to a participant who retires on or after his or her early retirement date amount to the excess, if any, of the benefits that would be payable under the Pension Plan but for the IRS Code limitations over the benefit actually payable to the participant under the Pension Plan taking into account such limitations. The participant's benefit is determined as of the date of his or her retirement in the form of a single lump sum payable six months and one day after the participant's retirement, in accordance with the applicable restrictions set forth in Section 409A of the IRS Code. Such lump sum payment shall be an amount that is the actuarial equivalent, calculated using actuarial assumption of the normal form of benefit payable under the Pension Plan. No supplemental pension benefit is payable for retirement prior to an early retirement date.
A participant who terminates employment with the Company for any reason other than disability before his or her early retirement date and before completing five or more years of service is not entitled to any benefit under the SERP and deemed to have received a distribution of zero benefits under the plan.
2019 Non-Qualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plan or arrangements in which any of the Named Executive Officers is entitled to participate.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information at December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation Plans approved by security holders:
2013 Plan	6,065,959	(1)	$11.18	(2)	5,980,794
ESPP	—		—		4,596,112
Equity Compensation Plans not approved by stockholders:
None	—		—		—
Other:
None	—		—		—
Total	6,065,959		$11.18		10,576,906
(1)  Includes: (i) 349,009 shares to be issued upon the exercise of outstanding SOPs granted in 2019, 2017 and 2016; (ii) 471,319 shares to be issued upon the vesting of outstanding RSUs granted since 2014; (iii) 4,013,438 shares to be issued upon the payout of outstanding PRSUs assuming target performance; and (iv) 1,232,193 shares reserved for incremental payouts on PRSUs assuming maximum performance.
(2) This value does not take into account any of the RSUs or PRSUs discussed in Note (1) above as they have no exercise price.
(3) Includes shares available for issuance under the 2013 Plan and the ESPP. The Company has no other equity compensation plans with shares available for issuance.
For a description of the material terms of the 2013 Plan, see Note 9, Long-Term Compensation Plans, to the Consolidated Financial Statements included in our 2019 Annual Report.

SECURITY OWNERSHIP

Directors and Executive Officers
The following table sets forth the beneficial ownership of the Company's common stock at April 20, 2020, the record date, for each current director and nominee for director, each Named Executive Officer and executive officer, and for all current directors and executive officers as a group. To our knowledge, except as otherwise indicated below, beneficial ownership includes sole voting and dispositive power with respect to all shares. Unless indicated otherwise, the address of each person indicated below is c/o Element Solutions Inc, 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394, United States.

Beneficial Owner	Company Position	Common Stock (#)		SOPs Exercisable or Vested RSUs at April 20, 2020 or Within 60 Days Thereof (#)(6)		Total Stock and Stock-Based Holdings (#)	Percent of Class (%)**
Sir Martin E. Franklin	Executive Chairman	28,622,230	(1)	—		28,622,230	11.5
Benjamin Gliklich	CEO and Director	132,869		63,742		196,611	*
Scot R. Benson	COO and Director	220,445		46,204		266,649
Ian G.H. Ashken	Director	1,918,411	(2)	9,681	(3)	1,928,092	*
Christopher T. Fraser	Director	10,000		9,681	(3)	19,681	*
Michael F. Goss	Director	228,099	(4)	9,681	(3)	237,780	*
Nichelle Maynard-Elliott	Director	8,741		9,681	(3)	18,422	*
E. Stanley O’Neal	Director	305,700	(5)	9,681	(3)	315,381	*
Rakesh Sachdev	Director and Former CEO	714,071		9,681	(3)	723,752	*
John E. Capps	EVP - General Counsel & Secretary	322,965		58,551		381,516	*
Carey J. Dorman	CFO	20,128		9,674		29,802	*
Patricia A. Mount	VP - Program Management and Integration	36,862		2,677		39,539	*
John P. Connolly	Former CFO	44,071		—		44,071	*
All Directors and Executive Officers as a group (12 persons):	N/A	32,540,521		238,934		32,779,455	13.2
 * Less than 1%
** Based on 248,752,742 shares of common stock outstanding at April 20, 2020.
(1)  Sir Martin E. Franklin beneficially owns 28,622,230 shares of our common stock consisting of (i) shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, 12,157,983 shares of our common stock controlled or held, directly or indirectly, by himself, the Martin E. Franklin Revocable Trust (the “Franklin Trust”), MEF Holdings, LLLP, a Delaware limited liability limited partnership (“MEF Holdings”), MEF Holdings II, LLLP, a Delaware limited liability limited partnership (“MEF Holdings II”), Mariposa Acquisition, LLC, a Delaware limited liability company, and (ii) sole power to vote, or to direct the vote, of 16,464,247 shares of our common stock held, directly or indirectly, by Berggruen Holdings Ltd, a British Virgin Islands business company (“BHL”), the Nicolas Berggruen Charitable Trust, a British Virgin Islands trust (the “NB Charitable Trust”), Ian G.H. Ashken, Tasburgh, LLC, a Connecticut limited liability company (“Tasburgh”), IGHA Holdings, LLLP, a Delaware limited liability limited partnership (“IGHA Holdings”), The Ian G.H. Ashken Living Trust (the “Ashken Trust”) and James E. Lillie and Powder Horn Hill Partners II, LLC, a Florida limited liability company (“PHHP”). Each of the Franklin Trust, MEF Holdings and MEF Holdings II has shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, an aggregate of 9,878,806, 9,309,012 and 2,419,500 shares of our common stock, respectively. The shares beneficially owned by Sir Franklin consist of (i) 2,419,500 shares held directly by MEF Holdings II, (ii) 2,848,971 shares held by RSMA LLC (all of which are deemed to be beneficially owned by Sir Franklin and 569,794 of which are held directly by the Franklin Trust), (iii) 6,889,512 shares held directly by MEF Holdings, (iv) 14,766,240 shares held directly by BHL (which Sir Franklin has the sole power to vote pursuant to an Irrevocable Proxy Agreement, dated February 27, 2020, between himself and each of Tasburgh and PHHP (the “2020 Proxy Agreement”)), (v) 1,302,929 shares held directly by Tasburgh (which Sir Franklin has the sole power to vote pursuant to the 2020 Proxy Agreement) and (vi) 395,078 shares held directly by PHHP (which Sir Franklin has the sole power to vote pursuant to the 2020 Proxy Agreement). In the aggregate, such 28,622,230, 9,878,806, 9,309,012 and 2,419,500 shares of our common stock represent approximately 11.5%, 4.0%, 3.7% and 1.0%, respectively, of all outstanding shares of our common stock at April 20, 2020.
(2)  Mr. Ashken may be deemed to beneficially own an aggregate of 1,918,411 shares of our common stock consisting of (i) shared power to vote, or to direct the vote of, 615,482 shares and (ii) shared power to dispose, or to direct the disposition of 1,918,411 shares. The shares of our common stock beneficially owned by Mr. Ashken consist of (i) 16,602 shares held directly by the Ashken Trust, (ii) 598,880 shares held directly by IGHA Holdings and (iii) 1,302,929 shares held directly by Tasburgh. In the aggregate, such 1,918,411 shares of our common stock represent approximately 0.8% of all outstanding shares of of our common stock at April 20, 2020.
(3)  These RSUs were granted to Messrs. Ashken, Fraser, Goss, O'Neal and Sachdev and to Ms. Maynard-Elliott as compensation for their 2019-2020 directorship and will vest on June 5, 2019, subject to continuous directorship through and on such vesting date.
(4) Includes 132,861 shares of common stock held directly by Mr. Goss and 95,238 shares of common stock held by The Michael F Goss 2012 GST Non-Exempt Irrevocable Family Trust, Michael F Goss & R Bradford Malt Trustees U/Inst Dtd 9/27/2012 (the "Trust"). Mr. Goss is a trustee of the Trust and may be considered to have beneficial ownership of the Trust's interests in our common stock. Mr. Goss disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(5) Includes 248,623 shares of common stock held directly by Mr. O'Neal and 57,077 shares of common stock held indirectly by Mr. O'Neal's trust.
(6) This column includes (i) shares underlying vested SOPs held by our executive officers, (ii) shares underlying SOPs held by our executive officers and expected to vest by June 19, 2020 (60 days of April 20, 2020), and (iii) shares underlying RSUs held by our directors and expected to vest by June 19, 2020.

Principal Beneficial Owners
The following table sets forth information regarding each stockholder that, to the knowledge of the Company or based on information provided in each such stockholder's most recent SEC filings, beneficially owned more than 5% of the 248,752,742 shares of common stock outstanding at April 20, 2020. Percentages are calculated based upon such shares outstanding at April 20, 2020, plus shares which the beneficial owner has the right to acquire within 60 days. Except as otherwise indicated below, the Company believes each of the entities listed below has sole voting and dispositive power with respect to all the shares of common stock.

	Number of Shares	%
5% or Greater Stockholders

Sir Martin E. Franklin and Affiliates (1)	28,622,230	11.5
The Vanguard Group, Inc.(2)	25,177,669	10.1
Dimensional Fund Advisors LP (3)	17,303,258	7.0
BlackRock, Inc.(4)	16,665,313	6.7

(1)  See footnote (1) under "—Directors and Executive Officers" above.
(2)  Based on a Schedule 13G (Amendment No. 5) filed with the SEC on February 10, 2020. As of January 31, 2020, the Vanguard Group, Inc. has sole voting power over 125,868 shares of common stock; shared voting power over 52,366 shares; sole dispositive power over 25,034,433 shares and shared dispositive power over 143,236 shares. The address of the principal business office of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3) Based on a Form 13F Quarterly Report of Institutional Managers filed with the SEC on February 14, 2020. As of December 31, 2019. Dimensional Fund Advisors LP or its subsidiaries ("Dimensional") furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In its role as investment advisor, sub-adviser and/or manager, Dimensional may possess voting and/or investment power over the Company's shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has sole power to vote over 16,923,593 shares of common stock and the sole power to dispose over 17,303,258 shares of common stock. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(4)  Based on a Schedule 13G filed with the SEC on February 5, 2020. As of December 31, 2019, BlackRock, Inc. reported sole voting power with respect to 15,788,536 shares of common stock and sole dispositive power over 16,665,313 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are asking the Company's stockholders to provide advisory approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, commonly referred to as the "Say-on-Pay" vote. At our 2016 annual meeting of stockholders, we submitted a non-binding, advisory vote to our stockholders to determine the frequency of our future say on pay votes. At our 2019 annual meeting of stockholders, our executive compensation program received the support of approximately 71% of the shares present and voting on this advisory vote.
In deciding how to cast their vote on this proposal, the Board requests that stockholders consider the transition of the Company into "Element Solutions Inc" in 2019 and the revisions made in that context to executive performance-based compensation as described in the "COMPENSATION DISCUSSION AND ANALYSIS" section and "EXECUTIVE COMPENSATION TABLES" of this Proxy Statement. The core of our executive compensation philosophy is that our executive compensation should be linked to achievement of financial and operating performance metrics that drive stockholder value over both the short- and long-term. We have designed our compensation program to focus on the Company's new strategic objectives, value drivers and priorities by balancing Company-wide financial measures and business-specific performance metrics. As such, our compensation program:
•is variable and tied to overall Company performance;
•includes a significant incentive equity component;
•reflects each executive's level of responsibility; and
•reflects individual performance and contributions.
Accordingly, our Board of Directors recommends that stockholders vote "FOR" the following resolution:
"RESOLVED, that the stockholders of Element Solutions Inc approve, on a non-binding, advisory basis, the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussions in the Proxy Statement."
Stockholders' vote on this proposal is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value the opinions of the Company's stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and evaluate whether any actions are necessary to address them.
Unless the Board modifies its policy of having annual Say-on-Pay votes, the next advisory Say-on-Pay vote is expected to be held at the Company’s 2021 annual meeting of stockholders.
Vote Required
Because this proposal seeks the input of stockholders, there is no minimum vote requirement. The Board will consider the resolution approving the compensation of the Named Executive Officers to have been approved if this proposal receives more votes cast "For" than "Against." Abstentions and any "broker non-votes" will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to conduct the annual audit of the Company's financial statement and internal controls over financial reporting for the year ending December 31, 2020. PwC has served as the Company's independent registered public accounting firm since 2013. In the event the Company's stockholders do not ratify the appointment of PwC, this appointment may be reconsidered by the Audit Committee. Ratification of the appointment of PwC will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for 2020.
We expect a representative of PwC to attend the 2020 Annual Meeting. This representative will have an opportunity to make a statement if he or she desires, and will also be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee, which consists of Board members who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC, reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements of the Company and for the related public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2019, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the Company’s audited financial statements for the year ended December 31, 2019 and PricewaterhouseCoopers LLP's evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standards No. 1301 of the Public Company Accounting Oversight Board ("PCAOB"). As part of that review, PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence. The Audit Committee also considered PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates and concluded that PricewaterhouseCoopers LLP’s independence has been maintained.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.
The Audit Committee
Michael F. Goss, Chairman
Ian G.H. Ashken
Nichelle Maynard-Elliott

Principal Accountant Fees and Services
The following table provides detail about fees for professional services rendered by PwC to the Company for the years ended December 31, 2019 and 2018:

Services Provided	2019	2018
	(in millions)
Audit Fees	$6.7	$14.4
Audit-Related Fees	0.0	0.0
Tax Fees	0.0	0.2
All Other Fees	0.0	0.0
Total	$6.7	$14.6
Audit Fees: Consist of fees billed for the following professional services:
•audits of the Company's consolidated financial statements;
•review of the Company's interim condensed consolidated financial statements included in quarterly reports;
•services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and
•annual audit of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of its annual financial statements.
For 2018, the amounts of audit fees also included $1.9 million incurred for the audit of the carve-out consolidated financial statements and quarterly reviews of Arysta LifeScience Inc., the parent company of the Company's former Agricultural Solutions business sold in the Arysta Sale.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under "Audit Fees." These services include consultations concerning financial accounting and reporting standards, due diligence, accounting consultations in connection with acquisitions and divestitures, and attest services that are not required by statute or regulation.
Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.
All Other Fees: Consist of fees for all other services other than those reported above. The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining the independence of such auditors.
Pre-Approval Policies and Procedures for Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditors. In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided to the Company by the independent registered public accounting firm by category, including audit-related services, tax services and other permitted non-audit services. Under these policies and procedures, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before any engagement.
All the 2019 work performed by the Company’s independent registered public accounting firm as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees was approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast. This means that if PwC receives a greater number of votes "For" its 2020 selection than votes "Against," such selection will be ratified. If the selection of PwC is not ratified, the Audit Committee may reconsider the selection of the Company's independent auditors.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR 2020

OTHER MATTERS
Proposals by Stockholders
As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the 2020 Annual Meeting other than as set forth in the Notice of Annual Meeting of Stockholders included in this Proxy Statement. If any other matters properly come before the 2020 Annual Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons acting as proxies.
Stockholder Proposals for Inclusion in the 2021 Proxy Statement
In order to submit stockholder proposals to be considered for inclusion in the proxy statement for the Company's 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8, the proposal must be received by the Secretary of Element Solutions at 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394, United States, no later than December 30, 2020. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2021 Annual Meeting of Stockholders
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations (each, a "Nomination") and other stockholder proposals (each, a "Stockholder Proposal") that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the Company's 2021 annual meeting of stockholders, a notice of Nomination or Stockholder Proposal must be delivered to the Secretary of Element Solutions at the Fort Lauderdale address indicated above, not less than 90 or more than 120 days prior to the first anniversary of the date of the 2020 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to our Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than the close of business on February 16, 2021 and no later than the close of business on March 18, 2021.
The notice must describe various matters regarding (i) the individual subject to the Nomination, including but not limited to, the name, address, occupation and the number of shares held by such nominee, (ii) the Stockholder

Proposal, including, but not limited to, the reasons for such proposal, and (iii) information about the stockholder giving notice and the beneficial owner, if any, on whose behalf the Nomination or the Stockholder Proposal is made.
All Nominations and Stockholder Proposals must comply with the requirements as set forth in our Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Secretary of Element Solutions. The chairman of any annual meeting may refuse to allow any Nomination or Stockholder Proposal not made in compliance with the procedures included in our Amended and Restated By-Laws.
List of Stockholders Entitled to Vote at the 2020 Annual Meeting
The names of stockholders of record entitled to vote at the 2020 Annual Meeting will be available at the Company’s principal office in Fort Lauderdale, Florida, for a period of ten days prior to the 2020 Annual Meeting and continuing through the 2020 Annual Meeting.
Expenses Relating to this Proxy Solicitation
This proxy solicitation is being made by Element Solutions, and Element Solutions will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by telephone, personal call or electronic transmission without extra compensation for that activity. We also expect to reimburse our transfer agent, Broadridge, banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of the Company's common stock and obtaining the proxies of those owners.
Communication with the Board of Directors
Any stockholder or other interested party who wishes to contact the Board of Directors of the Company, a Committee of the Board, the Board's independent Lead Director or any other director may do so in writing to:
Element Solutions Inc
Board of Directors [or Committee or director name or Lead Director, as appropriate]
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, Florida 33394
United States
As indicated in our Directors Code of Conduct, the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board. Under that process, the Lead Director or an officer delegated by the Lead Director ("Delegated Officer") reviews all such correspondence, maintains a log of all such correspondence and forwards to the other directors copies of all correspondence that, in the opinion of the Lead Director or the Delegated Officer, deal with the functions of the Board or committees thereof or that the Lead Director or Delegated Officer otherwise determines require their attention. The Lead Director or Delegated Officer may screen frivolous or unlawful communications and commercial advertisements. Directors may at any time review the log.
2019 Annual Report, Form 10-K and Available Information
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of this Proxy Statement, the 2019 Annual Report, including our annual report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, and the financial statements and schedule thereto. Stockholders should direct their requests to our Investor Relations team at Element Solutions Inc, 500 East Broward Boulevard, Suite 1860, Fort Lauderdale, Florida 33394.
The Company's annual report on Form 10-K for the year ended December 31, 2019 is also available, free of charge, through the Investors – SEC Filings section of our website at www.elementsolutionsinc.com. A copy of any exhibit to our annual report on Form 10-K will be forwarded following receipt of a written request with respect thereto sent to our Investor Relations team at the address indicated above.
In addition, copies of the charters of each of the Audit Committee, Compensation Committee and Nominating and Policies Committee, together with certain other corporate governance materials, including our Directors Code of Conduct, Ethics Policy and Financial Officer Code of Ethics can be found under the Investors – Corporate Governance – Governance Documents section of our website at www.elementsolutionsinc.com. Such information is also available in print to any stockholder following receipt of a written request sent to our Investor Relations team at the Florida address indicated above.

APPENDIX A - NON-GAAP DEFINITIONS AND RECONCILIATIONS
The executive compensation reflected in this Proxy Statement is awarded based on financial information that is not prepared in accordance with the Generally Accepted Accounting Principles standards ("GAAP"), including adjusted EBITDA, adjusted EBITDA compound annual growth rate, adjusted EPS and free cash flow. Management and the Compensation Committee used these non-GAAP financial measures in their analysis of the Company’s performance and in their evaluation of the 2019 compensation. Non-GAAP financial measures, however, have limitations as analytical tools and should not be considered in isolation from, or a substitute for, or superior to, the related financial information that we report in accordance with GAAP. For a discussion of the Company’s use of non-GAAP financial measures, see page 32 of the 2019 Annual Report under "Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures."
The following provides the definitions and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measure:
Adjusted EBITDA
Adjusted EBITDA is defined as EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure, as described in the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table below. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA provides investors with a more complete understanding of the long-term profitability trends of the Company's business and facilitate comparisons of its profitability to prior and future periods.
The following table reconciles GAAP "Net income attributable to common stockholders" to "Adjusted EBITDA" for the period presented below:

(dollars in millions)		2019
Net income attributable to common stockholders		$92.2
Add (subtract):
Net income attributable to the non-controlling interests		0.7
(Income) from discontinued operations, net of tax		(13.3)
Income tax expense		61.3
Interest expense, net		90.7
Depreciation expense		41.5
Amortization expense		113.2
EBITDA		386.3
Adjustments to reconcile to Adjusted EBITDA:
Amortization of inventory step-up	(1)	0.7
Restructuring expense	(3)	14.1
Acquisition and integration costs	(4)	1.9
Foreign exchange gain on foreign denominated external and internal long-term debt	(5)	(31.9)
Debt refinancing costs	(6)	62.0
Change in fair value of contingent consideration	(8)	(17.4)
Other, net	(9)	1.0
Adjusted EBITDA		$416.7
NOTE: For the footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share (EPS) reconciliation table below.

Adjusted Organic EBITDA Compound Annual Growth Rate
Adjusted organic EBITDA compound annual growth rate is defined as adjusted organic EBITDA growth (as opposed to a dollar value) over a certain performance period, which growth excludes the impact of foreign currency translations, material acquisitions, divestitures, restructurings, refinancings and other unusual items as deemed appropriate by the Compensation Committee. Management believes this non-GAAP financial measure provides a more complete understanding of the long-term profitability trends of the Company’s business, and facilitates comparisons of its profitability to prior and future periods.
Adjusted Earnings per Share (EPS)
Adjusted EPS is defined as net income attributable to common stockholders adjusted for the impact of additional items included in GAAP earnings which we believe are not representative or indicative of our ongoing business. Additionally, the Company eliminates the amortization expense associated with intangible assets incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions and adjusts to an effective tax rate of 27% for 2019. The resulting adjusted net income available to stockholders is divided by the number of shares of outstanding common stock as of the period end plus the number of shares that would be issued upon conversion of all the Company’s convertible stock and vesting of all equity grants.
The following table reconciles GAAP "Net income attributable to common stockholders" to "Adjusted net income from continuing operations attributable to common stockholders" and presents the adjusted number of common shares used in calculating adjusted EPS from continuing operations for the period presented below:

		Twelve Months Ended December 31,
(dollars in millions, except per share amounts)		2019
Net income attributable to common stockholders		$92.2
Net income from discontinued operations attributable to common stockholders		13.3
Net income from continuing operations attributable to common stockholders		78.9
Reversal of amortization expense	(1)	113.2
Adjustment to reverse incremental depreciation expense from acquisitions	(1)	8.5
Amortization of inventory step-up	(1)	0.7
Adjustment to interest expense	(2)	20.1
Restructuring expense	(3)	14.1
Acquisition and integration costs	(4)	1.9
Foreign exchange gain on foreign denominated external and internal long-term debt	(5)	(31.9)
Debt refinancing costs	(6)	62.0
Change in fair value of contingent consideration	(7)	(17.4)
Other, net	(8)	1.0
Tax effect of pre-tax non-GAAP adjustments	(9)	(46.5)
Adjustment to estimated effective tax rate	(9)	23.3
Adjustment to reverse loss attributable to certain non-controlling interests	(10)	0.5
Adjusted net income from continuing operations attributable to common stockholders		$228.4

Adjusted earnings per share from continuing operations	(11)	$0.88

Adjusted common shares outstanding	(11)	258.4

(1) The Company eliminates amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.
(2) The Company adjusts its 2019 interest expense to reflect its new capital structure by assuming that the Arysta Sale had closed and its new credit agreement had been in place on January 1, 2019 which the Company believes is more reflective of the go-forward capital structure of the Company.
(3) The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(4) The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing such as investment banking, legal and accounting fees, and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(5) The Company adjusts for foreign exchange movements on long-term intercompany and third-party debt because it expects the period-to-period movement of these currencies to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.
(6) The Company adjusts for costs related to the redemption of its former 6.00% and 6.50% senior notes and the paydown of its term loan debt outstanding at the time of the Arysta Sale because it believes these costs are not reflective of ongoing operations.
(7) The Company adjusts for changes in the fair value of contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because it believes they are not reflective of ongoing operations. In the fourth quarter of 2019, based on the 2020 budget, the Company determined that the adjusted EBITDA performance target was not achievable.
(8) The Company's 2019 adjustments include employee expenses associated with the Arysta Sale that do not qualify for discontinued operations, non-recurring severance payments to senior management and certain professional consulting fees partially offset by a gain on derivative contracts which was primarily associated with the refinancing of the Company's non-U.S. dollar denominated third-party debt.
(9) The Company adjusts its effective tax rate to 27% for the twelve months ended December 31, 2019. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. The Company also applies an effective tax rate of 27% to pre-tax non-GAAP adjustments. The effective tax rate adjustment is made because the Company believes it provides a meaningful comparison of its performance between periods.
(10) In connection with the merger on March 29, 2019 of Platform Delaware Holdings, Inc. ("PDH") with and into the Company, each outstanding equity interest in PDH was converted into one share of the Company's common stock. For historical periods, the Company adjusted for the income or loss attributable to non-controlling interests created at the time of the MacDermid Acquisition because holders of such equity interests were expected to convert their PDH holdings into shares of Company's common stock. The Company also adjusted these non-controlling interests because it believed they are not reflective of ongoing operations.
(11) The Company defines "Adjusted common shares outstanding" as the outstanding number of shares of its common stock for the quarter-to-date period and an average of each quarter for the year-to-date period, plus the shares that would be issued if all convertible stock was converted into common stock, stock options were vested and exercised and equity grants with targets that are considered probable of achievement were vested at target level and issued at each period presented. The Company adjusts the number of its outstanding common shares for this calculation to provide an understanding of the Company’s results of operations on a per share basis. See table below for further information:
Non-GAAP Adjusted Common Shares at December 31, 2019:

(amounts in millions)	FY Average
Basic outstanding common shares	253.8
Number of shares issuable upon conversion of Series A Preferred Stock	2.0
Number of shares issuable upon vesting of granted Equity Awards	2.6
Adjusted common shares outstanding	258.4

Free Cash Flow
Free cash flow is defined as net cash flows from operating activities less net capital expenditures. Net capital expenditures include capital expenditures less proceeds from the disposal of property, plant and equipment. Free cash flow on an adjusted basis adjusts for one-time cash operating expenses related to the Arysta Sale and for the payment of a portion of the contingent consideration related to the MacDermid Acquisition, and assumes that the Company's new capital structure was in place on January 1, 2019. Management believes that free cash flow, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for use in evaluating the Company's financial performance. However, free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of the Company’s liquidity.
The following table reconciles "Cash flows from operating activities" to "Free cash flows on an adjusted basis" for the period presented below:

2019
(dollars in millions)	Q4 YTD
Cash flows from operating activities	$171
Capital expenditures	(30)
Disposal of property, plant and equipment	5
Free cash flows	146
Adjustments to arrive at free cash flows on an adjusted basis:
Interest payments - prior capital structure (1)	57
Interest payments - new capital structure (1)	(3)
Other (2)	38
Free cash flows on an adjusted basis	$238
(1) Adjustments for 2019 interest payments to reflect the Company's new capital structure by assuming that the Arysta Sale had closed and its new credit agreement had been in place on January 1, 2019.
(2) Adjustment for the payment of the contingent consideration related to the MacDermid Acquisition and payment for employee expenses associated with the Arysta Sale that did not qualify for discontinued operations.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94435-P34879

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELEMENT SOLUTIONS INC

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Sir Martin E. Franklin	☐	☐	☐
1b. Benjamin Gliklich	☐	☐	☐
1c. Scot R. Benson	☐	☐	☐
1d. Ian G.H. Ashken	☐	☐	☐
1e. Christopher T. Fraser	☐	☐	☐
1f. Michael F. Goss	☐	☐	☐
1g. Nichelle Maynard-Elliott	☐	☐	☐
1h. E. Stanley O'Neal	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E94436-P34879

ELEMENT SOLUTIONS INC
Annual Meeting of Shareholders
June 16, 2020 11:00 AM (EDT)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Benjamin Gliklich and John E. Capps, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Element Solutions Inc that the shareholder(s) is/are entitled to vote at the 2020 Annual Meeting to be held at 11:00 AM (EDT) on June 16, 2020 at the Hilton Bentley Miami/South Beach located at 101 Ocean Drive, Miami Beach, Florida 33139*, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the 2020 Annual Meeting, or any adjournment or postponement thereof.

Continued and to be signed on reverse side